Exhibit 2.2

ASSET PURCHASE AGREEMENT

among:

CELESTIAL SEMICONDUCTOR, LTD.

a Cayman Islands company;

CAVIUM NETWORKS, INC.

a Delaware corporation

CAVIUM NETWORKS SINGAPORE PTE. LTD.

a Singapore company

Dated as of January 31, 2011

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10.15	Severability	60

10.16	Entire Agreement	61

10.17	Knowledge	61

10.18	Construction	61

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ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of January 31, 2011(the “Signing Date”), by and among: CELESTIAL SEMICONDUCTOR, LTD., a Cayman Islands company (the “Seller”), Cavium Networks, Inc., a Delaware corporation (“IP Purchaser”), and Cavium Networks Singapore Pte. Ltd., a company organized under the laws of Singapore (“Inventory Purchaser,” and with IP Purchaser, the “Purchasers” and each a “Purchaser”). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

RECITAL

The parties wish to provide for the purchase by the Purchasers of the Assets (as defined in Section 1.1) from Seller, and to provide for certain related transactions, on the terms and subject to the conditions and other provisions set forth in this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.	SALE AND PURCHASE OF ASSETS; RELATED TRANSACTIONS

1.1 Sale of Assets. At the Closing (as defined in Section 1.5(a)), the Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchasers all of the Assets (as defined below), free of any Encumbrances other than Permitted Encumbrances, on the terms and subject to the conditions set forth in this Agreement. The Assets listed on EXHIBIT B-1 shall be purchased by Inventory Purchaser and the Assets listed on EXHIBIT B-2 shall be purchased by IP Purchaser. For purposes of this Agreement, “Assets” shall mean all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles of the jurisdiction where the assets are located), including any assets acquired by the Seller during the Pre-Closing Period; provided, however, that the Assets shall not include any Excluded Assets. Without limiting the generality of the foregoing, the Assets shall include:

(1) accounts receivable and all pre-paid and other security deposits of the Seller;

(2) all work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller;

(3) all equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements, inventory and other tangible assets of the Seller (including the tangible assets identified in Parts 2.11 and 2.12 of the Disclosure Schedule);

(4) all advertising and promotional materials possessed by the Seller;

(5) all Seller IP and related goodwill of the Seller (including the Intellectual Property and Intellectual Property Rights identified in Part 2.13 of the Disclosure Schedule);

(6) all rights of the Seller under the Assumed Contracts;

(7) all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable);

(8) all goodwill of the business of Seller including, but not limited to, records of customers and sales and supplier lists used in connection with business of Seller;

(9) all pre-paid deposits of Seller; and

(10) all Seller Records.

1.2	Purchase Price; Misc. Creditor Payments.

(a) In connection with the Closing, subject to any additional consideration payable pursuant to Section 1.2(b) below, as consideration for the sale of the Assets to the Purchasers, the Purchasers will pay US$55,000,000 less (A) the PRC Purchase Price, (B) the Excess Transaction Fee Payments, and (C) the Closing Cash Balance, in cash and Purchaser Shares and assume certain liabilities as follows:

(i) At the Closing, the Purchasers shall cause that number of shares of Purchaser Shares equal to US$35,000,000 divided by the Purchaser Average Stock Price, rounded down to the nearest whole share (the “Purchaser Shares”), to be issued to persons set forth on Schedule 1.2(a)(i) (the “Schedule 1.2(a)(i) Persons”), which schedule shall be delivered by the Seller to the Purchasers prior to Closing pursuant to Section 4.13(a) of this Agreement; and

(ii) The Purchasers shall pay an aggregate of up to US$20,000,000, less (A) the PRC Purchase Price and (B) the Closing Cash Balance (collectively, the “Closing Payment”) as follows (without duplication):

(1) At the Closing, the Purchasers shall deposit an amount equal to US$5,500,000 (the “Escrow Amount”) in an interest-bearing escrow account (the “Escrow Account”) to be established as of the Closing Date (as defined below) pursuant to an Escrow Agreement among the Seller, the IP Purchaser and US Bank, National Association (the “Escrow Agent”), in substantially the form of Exhibit C attached hereto (the “Escrow Agreement”).

(2) At the Closing, the Purchasers shall pay the amounts due to the Seller’s creditors as set forth on Schedule 1.2(a)(ii)(2) (the “Scheduled Creditor Payments”) each by wire transfer to account numbers provided to the Purchasers by the Seller prior to the Closing;

(3) At the Closing, the Purchasers shall pay the amounts due to the Seller’s creditors as set forth on Schedule 1.2(a)(ii)(3) (the “Excess Transaction Fee Payments”) each by wire transfer to account numbers provided to the Purchasers by the Seller prior to the Closing;

(4) After the Closing, the Purchasers or their Affiliates shall pay the employee retention bonuses to the Affected Employees listed on Schedule 1.2(a)(ii)(4) as set forth therein (the “Closing Signing Bonuses”), which schedule shall be delivered by the Seller to the Purchasers prior to Closing pursuant to Section 4.13(b) of this Agreement; and

(5) At the Closing, the Purchasers shall pay the Net Closing Payment (as calculated pursuant to Schedule 1.2(a)(ii)(5)) to the Seller by wire transfer to an account number provided to the Purchasers by the Seller prior to the Closing; and

(iii) the Purchasers shall assume the Assumed Liabilities as set forth in the Assignment and Assumption Agreement, in the form of EXHIBIT D (the “Assumption Agreement”).

For purposes of this Agreement “Assumed Liabilities” shall mean only (i) accounts payable as of the Closing associated with inventory purchases as set forth on Schedule 1.2(a)(iii)(1) and such other inventory-related accounts payable incurred during the Pre-Closing Period and approved by the IP Purchaser in accordance with Section 4.2 (the “Assumed Accounts Payable”); and (ii) the obligations of the Seller under the Contracts identified on EXHIBIT E attached hereto (the “Assumed Contracts” which Assumed Contracts, for the avoidance of doubt, shall not include any of the Transaction Documents or the rights and obligations of the Seller thereunder), but only to the extent such obligations (A) arise after the Closing Date (including obligations or rights that accrue before or after the Closing Date, provided that such obligation or right does not arise until after the Closing Date), (B) do not arise from or relate to any Breach by the Seller of any provision of any of such Assumed Contracts on or prior to the Closing Date, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a Breach by the Seller of any of such Assumed Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Assumed Contracts or have otherwise been disclosed on Schedule 1.2(a)(iii)(1);

provided, however, that notwithstanding the foregoing, and notwithstanding anything to the contrary contained in this Agreement, the “Assumed Liabilities” shall not include, and the Purchasers shall not be required to assume or to perform or discharge:

(1) any Liability of any Person, except for the Seller;

(2) any Liability of the Seller arising out of or relating to the execution, delivery or performance of any of the Transactional Agreements;

(3) any Liability of the Seller for any fees, costs or expenses of the type referred to in Section 10.4(a) of Agreement except as set forth in Section 10.4(c);

(4) except as provided in the Transition Services Agreement and Section 4 of this Agreement, any Liability of the Seller arising from or relating to any action taken by the Seller, or any failure on the part of the Seller to take any action, at any time after the Closing Date;

(5) any Liability of the Seller arising from or relating to (x) any services performed by the Seller for any customer, other than those under the Assumed Contracts as provided above, or (y) any claim or Proceeding against the Seller other than claims or Proceedings for failure to pay the Assumed Accounts Payable;

(6) any Liability of the Seller for the payment of any Taxes;

(7) any Liability of the Seller to any Related Party;

(8) any Liability of the Seller under any Seller Contract that is not an Assumed Contract;

(9) any Liability of the Seller for any loan or other financial debt;

(10) any Liability for the accounts payable of the Seller, other than the Assumed Accounts Payable; or

(11) any other Liability that is not referred to specifically in the definition of Assumed Liabilities above.

(b) Earnout. In addition to the consideration described in Section 1.2(a) above, in the event that there is Qualifying Earnout Revenue, then the Purchasers shall pay to the Seller and the Affected Employees additional cash consideration in an aggregate amount equal to the lesser of (1) US$10,000,000 or (2) the product of US$0.667 multiplied by the Qualifying Earnout Revenue (as adjusted pursuant to this Section 1.2(b), the “Earnout Payment”), less any applicable withholding taxes to the Seller, as set forth herein, within thirty (30) days of the Determination Date (as defined below), with (A) an amount equal to thirty percent (30%) of the Earnout Payment to be paid by the Purchasers (or their Affiliates) to the Affected Employees as determined in accordance with the Affected Employee Earnout Allocation delivered by the Seller pursuant to Section 1.2(b)(v) (the “Affected Employee Earnout Payment”), less any applicable withholding taxes to the Affected Employees, and (B) an amount equal to seventy percent (70%) of the Earnout Payment, less any applicable withholding taxes to the Seller; provided, that:

(i) For the purposes of this Section 1.2(b), the following terms shall have the definitions set forth below:

(1) “Celestial Products” means (i) all Celestial products and components listed on Schedule 1.2(b)(i).

(2) “Determination Date” means the date following the closing of the Measurement Period on which Purchasers determine the Revenue.

(3) “Measurement Period” means the 365-day period starting on the date following the Closing Date.

(4) “Revenue” means all revenue actually recognized by IP Purchaser on a consolidated basis in accordance with U.S. GAAP for Celestial Products sold by IP Purchaser or any Affiliate of IP Purchaser following the Closing during the Measurement Period, provided, that IP Purchaser acts reasonably, in good faith and without unreasonable delay in the determination or recognition of such revenue. All software revenue will be recognized by IP Purchaser in accordance with U.S. GAAP, and to the extent that IP Purchaser recognizes any services revenue over an extended period of time (such as the life of any associated maintenance or other service agreements), the amount of revenue that will be included in the calculation of Revenue will be the actual amount of revenue recognized by IP Purchaser during the Measurement Period. Notwithstanding the foregoing, IP Purchaser and the Seller may, by written agreement, agree to designate as “Revenue” for purposes of this Section 1.2(b), certain amounts which may not otherwise be recorded by Purchaser as revenue or which may be deferred for revenue recognition purposes.

(5) “Qualifying Earnout Revenue” means Revenue from Celestial Products during the Measurement Period in excess of $25,000,000.

(ii) Within 30 calendar days following the Determination Date, the Purchasers shall: (1) prepare or cause to be prepared a statement (the “Earnout Statement”) setting forth (A) the Revenue itemized by Celestial Product and the Qualifying Revenue, together with the dollar amount of any Earnout Payment that Purchasers believe is due in accordance with Section 1.2(b) with reasonable detail of the Qualifying Earnout Revenue by quarter and by type of revenue; and (B) the Purchasers recommendation concerning the allocation of the Affected Employee Earnout Payment (together with the basis thereof), and (2) deliver or cause to be delivered such Earnout Statement to the Seller.

(iii) In the event that the Seller objects to Purchaser’s calculation of any Earnout Payment set forth in the Earnout Statement or requires further information in order to perform such calculations or determine such amounts, then within thirty (30) calendar days after the delivery to the Seller of the Earnout Statement (the “Initial Response Period”), the Seller shall deliver to IP Purchaser a written notice (an “Initial Objection Notice”) describing in reasonable detail the Seller’s objections to Purchaser’s calculation of the amounts set forth in the Earnout Statement and containing a statement setting forth the Revenue and/or Qualifying Earnout Revenue, and the amount of any such Earnout Payment, determined by the Seller to be correct. If the Seller does not deliver an Initial Objection Notice to IP Purchaser during the Initial Response Period, then Purchasers’ calculation of the amounts set forth in the Earnout Statement shall be binding and conclusive on Purchasers and the Seller. If the Seller delivers a timely Initial Objection Notice to IP Purchaser, IP Purchaser shall within twenty (20) days provide its internal billing reports by product type for all relevant Celestial Products, together with supporting documentation on the adjustments to the billing reports during the Measurement Period. Thereafter, if the Seller and IP Purchaser cannot agree on the Revenue and/or Qualifying Revenue within forty (40) days of the delivery of the Initial Objection Notice, then IP Purchaser shall allow an independent certified public accounting firm of nationally recognized standing (the “Earnout Auditor”), selected by Shareholders Agent and reasonably acceptable to Purchaser, to have access during normal business hours to such books of account and records of the Purchasers, at such parties’ principal place of business, as may be reasonably necessary to verify the accuracy of the Earnout Statement (the “Earnout Audit”). The Seller agrees that it shall hold (and shall ensure that the Earnout Auditor is under an obligation to hold) all information acquired during the Earnout Audit in strict confidence and shall use (and shall ensure the Earnout Auditor is under obligation to use) such information only for purposes of making calculations under Section 1.2(b). In the event that the calculation of the Earnout Payment set forth in the Earnout Audit differs from that set out in the Earnout Statement by ten percent or more, then the Purchaser shall be solely liable to pay the fees and expenses as incurred by the Earnout Auditor. In the event that the calculation of the Earnout Payment set forth in the Earnout Audit differs from that set out in the Earnout Statement by less than ten percent, then the Seller shall be solely liable to pay the fees and expenses as incurred by the Earnout Auditor. In the event that the Shareholders Agent and the Purchasers cannot agree upon the final Revenue and/or Qualifying Revenue after such Earnout Audit is complete, then such disagreement shall be resolved as set forth in Section 10.10 below.

(iv) Management of Celestial Business. Following the Closing, the management and operations of the Purchasers, including with respect to the sales of Celestial Products, shall be conducted in a manner that is determined by the Purchasers in good faith.

For the avoidance of doubt, none of the following will in any event be determined to be in contravention of the Purchasers’ obligations hereunder:

(1) the allocation by the Purchasers of corporate resources, including the allocation of sales and marketing personnel and budgets, among its various product lines and businesses,

(2) the Purchasers’ negotiations with potential purchasers of products and services, including the Celestial Products, regardless of the prices and terms upon which sales of such products and services, including the Celestial Products, may be made, even if the effect of such negotiations is to delay a sale of Celestial Products from being consummated during any period, or

(3) the Purchasers’ actions related to the release and positioning of products and services generally and the Celestial Products in particular.

(v) Earnout Payment Allocation. Within twenty (20) calendar days following receipt of the Earnout Statement pursuant to Section 1.2(b)(ii), the Seller shall provide the IP Purchaser with a schedule setting forth the allocation of the Affected Employee Earnout

Payment with respect to each Affected Employee (the “Affected Employee Earnout Allocation”).

(c) Misc. Creditor Payments. In connection with the Closing, the Seller and/or the Purchasers shall make the following payments to the Seller’s creditors listed on Schedule 1.2(c) (the “Misc. Creditor Payments”), as follows:

(i) At the Closing, the Seller shall pay the amounts due to the Seller’s creditors as set forth on Schedule 1.2(c) (“Seller Misc. Creditor Payments”), such Seller Misc. Creditor Payments not to exceed the aggregate cash balance in the bank accounts of the Seller and each Subsidiary as of the date immediately prior to Closing; and

(ii) At the Closing, to the extent (and only to the extent) that the Seller Misc. Creditor Payments set forth in Section 1.2(c) are insufficient to pay the full amount owed to the Misc. Creditors, then the Purchasers shall pay the remaining unpaid amounts due to the Seller’s creditors as set forth on Schedule 1.2(c) (the “Purchaser Misc. Creditor Payments”) each by wire transfer to account numbers provided to the Purchasers by the Seller prior to the Closing.

1.3	Allocation of Consideration and Assumed Liabilities.

(i) Within ninety (90) days of the Closing, the Purchasers shall provide the Seller with an allocation of the consideration set forth in Section 1.2(a), Section 1.2(b), if applicable, the Assumed Liabilities and any other capitalizable costs among the Assets and the rights acquired under this Agreement in accordance with Section 1060 of the Code and, in the case of payments under Section 1.2(b), within 90 days after the Determination Date (collectively, the “Allocations”). The Allocations shall be adjusted for any subsequent adjustments to the sum of the consideration set forth in Section 1.2 and Assumed Liabilities in a manner consistent with the Allocations and Section 1060 of the Code. The Purchasers shall promptly provide the Seller with any revised Allocations.

(ii) For all Tax purposes, the Purchasers and the Seller agree that the transactions contemplated in this Agreement shall, in substance, be reported in a manner consistent with the terms of this Agreement, including this Section 1.3, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise, subject to the requirements of any applicable Law or except as may be adjusted by subsequent agreement following an audit by the Internal Revenue Service or any government body or by court decision.

1.4 Taxes. Subject to the Closing of the transactions contemplated by this Agreement, each of the Seller and the Purchasers shall be responsible for its own income Tax, business Tax, capital gains Tax or other type of Tax arising from the Transaction; and its own stamp duties payable on the transfer of the Assets. The Parties shall cooperate with each other and use commercially reasonable efforts to minimize such Taxes, including, upon request, obtaining any certificate or other document from any governmental authority or any other

Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.

1.5	Closing.

(a) The closing of the sale of the Assets to the Purchasers contemplated by this Agreement (the “Closing”) shall take place at the offices of Cooley LLP in Palo Alto, California, United States, at 9:00 a.m. (Pacific) on the date that is five (5) Business Days from the delivery of the Audited Financial Statements and related documentation and satisfaction of all the conditions set forth in Section 6 and Section 7 (including delivery of the consents as set forth in Section 6.5(k)) by the Seller to the IP Purchaser, or on such other date and time as agreed to by the IP Purchaser and the Seller. If any condition set forth in Section 6 has not been satisfied prior to May 2, 2011 (the “Scheduled Closing Time”), the Scheduled Closing Time, then the IP Purchaser may, at its election, either (i) terminate this Agreement pursuant to Section 8.1(c), or (ii) unilaterally extend the Scheduled Closing Time by sixty (60) days, provided, however, that the Closing shall take place within five (5) Business Days following the satisfaction of all the conditions set forth in Section 6 and Section 7 at any time during such sixty (60) day extension period. For purposes of this Agreement, “Closing Date” shall mean the time and date as of which the Closing actually takes place.

(b) At the Closing:

(i) At the Closing, the Purchasers shall make the cash payments as contemplated by Sections 1.2(a)(ii)(1), (2), (3) and (4) above, and with respect to the payments referred to in by Sections 1.2(a)(ii)(1), (2) and (3), shall provide the Seller with irrevocable wire transfer instructions to evidence that such payments have been made;

(ii) Within one (1) Business Day following the Closing, the Purchasers shall provide Seller with confirmation of book-entry issuances by IP Purchaser’s transfer agent for the Purchaser Shares to the Persons and in the amounts listed on Schedule 1.2(a)(i).

(iii) the Seller shall execute and deliver to the Purchasers a certificate (collectively, the “Closing Certificate”) setting forth the representations and warranties of the Seller that (A) each of the representations and warranties made by the Seller in this Agreement was accurate in all respects as of the date of this Agreement, (B) each of the representations and warranties made by the Seller in this Agreement is accurate in all respects as of the Closing Date as if made on the Closing Date, (C) each of the covenants and obligations that the Seller is required to have complied with or performed pursuant to this Agreement at or prior to the Closing has been duly complied with and performed in all respects, and (D) each of the conditions set forth in Sections 6.3 (“Consents”), 6.4 (“No Material Adverse Change”), 6.6 (“No Proceedings”) and 6.9 (“No Prohibition”) has been satisfied in all respects; and

(iv) the Parties shall deliver certain documents and agreements as set forth in Sections 6 and 7.

1.6 Escrow. The Escrow Amount shall be maintained in an Escrow Account for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in the Escrow Agreement. The Escrow Amount shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement and the applicable provisions of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Disclosure Schedule attached hereto that corresponds to such section, and other exceptions set forth in the Disclosure Schedule whose applicability to such section is reasonably apparent from the context in which such exception appears, the Seller represents and warrants to and for the benefit of the Purchasers as of the date hereof, as follows:

2.1 Due Organization; No Subsidiaries; Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Seller is not required to be qualified, authorized, registered or licensed to do business in any other jurisdiction. The Seller does not have any subsidiaries, and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity, other than its ownership of (i) 85.47% in Celestial China, (ii) 1,000 shares in Celestial Hong Kong, and (iii) 1,000 shares in Celestial US. Celestial US and Celestial Hong Kong are wholly-owned subsidiaries of the Seller. Celestial Hong Kong is and always has been a shell company and has never had any operations. The Seller has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than “Celestial Semiconductor, Ltd.”

2.2 Charter Documents; Records. The Seller has delivered to the IP Purchaser accurate and complete copies of: (i) the formation and governing documents of the Seller and the Subsidiaries, including but not limited to the notice of articles, articles, memorandum and articles of association, business license and trading registration, including all amendments thereto; (ii) the register of members and register of directors and officers of the Seller and the Subsidiaries; and (iii) the minutes and other records of all the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Seller and the Subsidiaries, the board of directors of the Seller and the Subsidiaries and all committees of the board of directors of the Seller and the Subsidiaries. The register of members, register of mortgages and charges, register of directors and officers, register of members, minute books and other records of the Seller and the Subsidiaries are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices, and with respect to the minute books, there have been no formal meetings of or other material action taken by the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes. All of the records of the Seller and the Subsidiaries are in the actual possession and direct control of the Seller or its authorized agents.

2.3 Capitalization. The shareholder register set forth in Part 2.3 of the Disclosure Schedule is true and correct in all respects. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the share capital or other securities of the Seller except as set forth in Part 2.3 of the Disclosure Schedule; (b) outstanding security or obligation that is or may become convertible into or exchangeable for any shares of the share capital or other securities of the Seller; or (c) Contract under which the Seller is or may become obligated to sell or otherwise issue any shares of its share capital or any other securities. No person other than the parties set board of directors has any right to vote with respect to the sale of the Assets to the Purchasers or any of the other Transactions.

2.4	Financial Statements.

(a) The Seller has delivered to the IP Purchaser the following financial statements (collectively, the “Signing Financial Statements”): (i) the unaudited consolidated balance sheets of the Seller as of March 31, 2010, March 31, 2009 and March 31, 2008, and the related statements of income and retained earnings and cash flows for the years then ended; and (ii) the unaudited consolidated balance sheet of the Seller as of December 31, 2010 (the “Unaudited Interim Balance Sheet”) and the related unaudited statements of income and retained earnings and cash flows for the nine (9) months then ended. The Signing Financial Statements present fairly the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

(b) As of the Signing Date, the Seller has delivered a true and correct statement indicating the then cash balance of the Seller and each Subsidiary, in each case as of immediately prior to the execution of this Agreement, accompanied by (i) screen shots of the non-PRC relevant bank accounts, and (ii) faxed statements from each PRC bank for PRC relevant bank accounts, in each case certified as true and correct by the Seller (collectively, the “Signing Cash Balance Statement”). As of the Closing, the Seller has delivered a true and correct statement indicating the then current cash balance of the Seller and each Subsidiary, accompanied by (i) screen shots of the non-PRC relevant bank accounts, and (ii) faxed statements from each PRC bank for PRC relevant bank accounts, in each case certified as true and correct by the Seller (collectively, the “Closing Cash Balance Statement”).

(c) As of the Closing, the Seller has delivered to the IP Purchaser the following financial statements : (i) audited consolidated financial statements for the fiscal years ended March 31, 2009 and 2010 and the 9-month period ending Dec 31, 2010 together with the notes thereto and the report of KPMG Huazhen with respect thereto (collectively, the “Audited Financial Statements” with the Signing Financial Statements, the “Financial Statements”); and (ii) auditor reviewed eight (8) quarterly financial statements from Jan 1, 2009 to Dec 31, 2010 in accordance with Statement on Auditing Standards No. 100 (“SAS 100”), which include a consolidated balance sheet, a consolidated income statement, a consolidated cash flow statement. The Audited Financial Statements are accurate and complete in all respects have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered and as of their respective dates. The Audited Financial Statements and the Reviewed Financial Statements present fairly the financial position of the Seller as of the respective dates thereof and the results of operations and cash flows of the Seller for the periods covered thereby.

2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 2010:

(a) there has not been any material adverse change in, and no event has occurred that might have a Material Adverse Effect on, the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller;

(b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Seller (whether or not covered by insurance);

(c) the Seller has not purchased or otherwise acquired any material asset from any other Person, except for supplies acquired by the Seller in the Ordinary Course of Business;

(d) the Seller has not leased or licensed any material asset from any other Person;

(e) the Seller has not made any capital expenditure;

(f) the Seller has not sold or otherwise transferred, or leased or licensed, any material asset to any other Person;

(g) the Seller has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

(h) the Seller has not made any loan or advance to any other Person;

(i) the Seller has not (i) established or adopted any new Seller Employee Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the benefits or compensation payable to, any of its directors or officers except the payment occurred in the Ordinary Course of Business or consistent with the Seller’s past practice;

(j) no material Contract by which the Seller or any of the assets owned or used by the Seller is or was bound, or under which the Seller has or had any rights or interest, has been amended or terminated;

(k) the Seller has not incurred, assumed or otherwise become subject to any material Liability, other than accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet prepared in accordance with US GAAP) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business;

(l) the Seller has not discharged any material Encumbrance or discharged or paid any material indebtedness or other material Liability, except for accounts payable that (i) are reflected as current liabilities in the “liabilities” column of the Signing Financial Statements, and (ii) have been discharged or paid in the Ordinary Course of Business;

(m) the Seller has not forgiven any material debt or otherwise released or waived any material right or claim;

(n) the Seller has not changed any of its methods of accounting or accounting practices in any respect;

(o) the Seller has not entered into any material transaction or taken any other material action outside the Ordinary Course of Business; and

(p) the Seller has not agreed, committed or offered (in writing or otherwise) to take any of the actions referred to in clauses “(c)” through “(o)” above.

2.6 Title to Assets. The Seller owns, and has good and valid title to, all of the Assets, including all assets purported to be owned by it, including: all assets reflected on the Signing Financial Statements (as of the Signing Date); all assets reflected on the Audited Financial Statements (as of the Closing Date); all assets acquired by the Seller since December 31, 2010; all assets referred to in Parts 2.10, 2.11, 212 and 2.13 of the Disclosure Schedule; all rights of the Seller under Seller Contracts; and all other assets reflected in the books and records of the Seller as being owned by the Seller, except for such imperfections of those which are not material in character, amount or extent. At the time of Closing, all of said assets are owned by the Seller free and clear of any Encumbrances other than Permitted Encumbrances). Part 2.6 of the Disclosure Schedule identifies all of the assets that are material to the business of the Seller and the Subsidiaries that are being leased or licensed to the Seller or such Subsidiary. The Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary to enable the Seller to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted by the Seller.

2.7 Bank Accounts. Part 2.7 of the Disclosure Schedule accurately sets forth, with respect to each account maintained by or for the benefit of the Seller and any Subsidiary at any bank or other financial institution: (a) the name and location of the institution at which such account is maintained; (b) the name in which such account is maintained and the account number of such account; (c) a description of such account and the purpose for which such account is used; and (d) the current balance in such account as of the date hereof. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Seller or any Subsidiary.

2.8 Receivables. Part 2.8 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Seller as of December 31, 2010. All existing accounts receivable of the Seller (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 2010 and have not yet been collected): (i) represent valid obligations of the Seller and, to the knowledge of the Seller, the customers set forth therein, arising from bona fide transactions entered into in the Ordinary Course of Business; and (ii) the Seller reasonably expects that all such accounts receivable will be collected in full, without any counterclaim or setoff. Part 2.8 of the Disclosure Schedule identifies all unreturned security deposits and other deposits, each of which exceeds US$30,000 made by, or held by any Person for the benefit of, the Seller.

2.9 Customers; Distributors. Part 2.9 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that (together with such customer’s or other Person’s Affiliates) accounted for (i) ten percent (10%) or more of the gross revenues of the Seller in its fiscal years ending March 31, 2009 or 2010, or (ii) ten percent (10%) or more of the gross revenues of the Seller in the 2010 calendar year. Neither the Seller nor any Subsidiary has received any notice or other communication (in writing or otherwise), and neither the Seller nor any Subsidiary has received any other information, indicating that any customer or other Person identified or required to be identified in Part 2.9 of the Disclosure Schedule may cease dealing with the Seller or may otherwise reduce the volume of business transacted by such Person with the Seller or such Subsidiary below historical levels. Neither the Seller nor any Subsidiary has received any notice or other communication (in writing or otherwise), or has received any other information, indicating that any distributor or reseller of any of the Seller’s products may cease acting as a distributor or reseller of such products or otherwise dealing with the Seller or such Subsidiary.

2.10 Inventory. Part 2.10 of the Disclosure Schedule provides an accurate and complete breakdown of all inventory (including raw materials, work in process and finished goods) of the Seller as of December 31, 2010. All of the Seller’s existing inventory (including all inventory that is reflected on the Unaudited Interim Balance Sheet and that has not been disposed of by the Seller since December 31, 2010): (a) is of such quality and quantity as to be usable and saleable by the Seller in the Ordinary Course of Business; and (c) is free of any defect or deficiency in all material respects. The inventory levels maintained by the Seller (i) are not excessive in light of the Seller’s normal operating requirements, (ii) are adequate for the conduct of the Seller’s operations in the Ordinary Course of Business, and (iii) are comparable to the inventory levels maintained by Comparable Entities.

2.11 Equipment, Etc. Part 2.11 of the Disclosure Schedule accurately identifies material equipment, materials, prototypes, tools, supplies, vehicles, furniture, fixtures, improvements and other tangible assets owned by the Seller and the Subsidiaries, and accurately sets forth the date of acquisition, original cost and book value of each of said assets. Part 2.11 of the Disclosure Schedule also accurately identifies all tangible assets leased to the Seller. Each asset identified or required to be identified in Part 2.11 of the Disclosure Schedule: (i) is structurally sound, free of defects and deficiencies and in good condition and repair (ordinary wear and tear excepted) in all material respects; (ii) complies in all material respects with, and is being operated and otherwise used in material compliance with, all applicable Legal Requirements; and (iii) is adequate and appropriate for the uses to which it is being put. The assets identified in Parts 2.11 and 2.12 of the Disclosure Schedule are adequate for the conduct of the business of the Seller in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted.

2.12 Real Property. The Seller has never owned or leased any real property.

2.13	Intellectual Property; Privacy.

(a) Products and Services. Part 2.13(a) of the Disclosure Schedule accurately identifies and describes the Seller Products currently being designed, developed, manufactured, offered, marketed, distributed, provided, licensed, or sold by or on behalf of the Seller or any Subsidiary.

(b) Registered IP. Part 2.13(b) of the Disclosure Schedule accurately identifies: (a) each item of Registered IP in which the Seller or any Subsidiary has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest; and (d) the Seller Products identified in Part 2.13(a) of the Disclosure Schedule that embody, utilize, or are based upon or derived from (or, with respect to Seller Products currently under development, that is expected to embody, utilize, or be based upon or derived from) such item of Registered IP. The Seller has provided to the IP Purchaser complete and accurate copies of all applications, correspondence with any Governmental Body, and other material documents related to each such item of Registered IP.

(c) Inbound Licenses. Part 2.13(c) of the Disclosure Schedule accurately identifies: (a) each Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Seller (other than (i) agreements between the Seller and its employees in the Seller’s standard form thereof, (ii) non-exclusive licenses to third-party software that is not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Seller Products and that is not otherwise material to the Seller’s business and (iii) any commercially available off-the-shelf software that has not been modified or customized for the Seller); and (b) whether the licenses or rights granted to Seller in each such Contract are exclusive or non-exclusive.

(d) Outbound Licenses. Part 2.13(d) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Seller IP. Except in respect of Open Source Code, the Seller is not bound by, and no Seller IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of the Seller to use, exploit, assert, or enforce any Seller IP anywhere in the world.

(e) Royalty Obligations. Part 2.13(e) of the Disclosure Schedule contains a complete and accurate list of all third parties and their respective agreements with respect to the royalties, fees, commissions, and other amounts payable by the Seller or any Subsidiary to those third parties (other than sales commissions paid to employees according to the Seller’s standard commissions plan) upon or for the manufacture, sale, or distribution of any Seller Products or the use of any Seller IP.

(f) Standard Form IP Agreements. The Seller has provided to the IP Purchaser a complete and accurate copy of each standard form of Seller IP Contract used by the Seller at any time, including each standard form of (a) employee agreement containing any assignment or license of Intellectual Property Rights; (b) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; (c) services agreement; and (d) confidentiality or nondisclosure agreement. Part 2.13(f) of the Disclosure Schedule accurately identifies each Seller IP Contract that deviates in any material respect from the corresponding standard form agreement provided to the Purchaser, including any agreement with an employee, consultant, or independent contractor in which the employee, consultant, or independent contractor expressly reserved or retained rights in any Intellectual Property or Intellectual Property Rights incorporated into or used in connection with any Seller Products or otherwise related to the Seller’s business, research, or development.

(g) Ownership Free and Clear. Except in respect of Open Source Code, the Seller exclusively owns all right, title, and interest to and in the Seller IP (other than Intellectual Property Rights exclusively licensed to the Seller, as identified in Part 2.13(c) of the Disclosure Schedule) free and clear of any Encumbrances as of the Closing Date (other than Permitted Encumbrances (but excluding non-exclusive licenses granted by Seller or an Affiliate of Seller in connection with sales of Seller Products in the Ordinary Course of Business) and licenses and rights granted pursuant to the Contracts identified in Part 2.13(d) of the Disclosure Schedule). Without limiting the generality of the foregoing:

(i) Employees and Contractors. Seller has never had any employees other than the chief executive officer of the Seller. Each Person who (1) is or was a contractor, director or officer of the Seller or is or was an employee, contractor, director or officer of any Subsidiary and (2) who is or was involved in the creation or development of any Seller IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Seller Products or Seller IP to the Seller or the applicable Subsidiary and confidentiality provisions protecting the Seller IP. No current or former shareholder, officer, employee or director of the Seller or any Subsidiary has any claim, right (whether or not currently exercisable), or interest to or in any Seller IP. Each Subsidiary has properly transferred and assigned all of its rights in the Seller IP and the Seller Products to the Seller. To the Knowledge of the Seller, no employee of any Subsidiary is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for the Seller or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of the applicable Subsidiary.

(ii) Services. Seller has not assigned, transferred, or exclusively licensed or otherwise exclusively provided or agreed to assign, transfer or exclusively license or otherwise exclusively provide or offer to any Person any Seller Products, Seller IP or any other Intellectual Property Rights used in or necessary for the use, design, development, manufacture, offering, marketing, distribution, or provision of any Seller Product.

(iii) Government Rights. No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used to develop or create, in whole or in part, any Seller IP.

(iv) Protection of Proprietary Information. The Seller and each Subsidiary have taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce the Seller’s rights in all proprietary information pertaining to the Seller or any Seller Products. Without limiting the generality of the foregoing, no portion of the source code for any software ever owned or developed by the Seller has been disclosed or licensed to any escrow agent or other Person other than Celestial China to the extent necessary for Celestial China to perform services for the Seller pursuant to written agreements executed by Celestial China and Seller and provided to IP Purchaser.

(v) Past IP Dispositions. Except as set forth in Section 2.13(g)(v) of the Disclosure Schedule, the Seller has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any other Person. No Subsidiary has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any Person other than the Seller.

(vi) Standards Bodies. Except as set forth in Section 2.13(g)(vi) of the Disclosure Schedule, neither the Seller nor any Subsidiary is and has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Seller or the Subsidiary to grant or offer to any other Person any license or right to any Seller IP.

(vii) Sufficiency. The Seller owns or otherwise has, all Intellectual Property Rights needed to conduct its business as currently conducted and planned by the Seller to be conducted and after Closing Purchaser will have all such Intellectual Property Rights needed to conduct Seller’s business as currently conducted and planned by the Seller to be conducted.

(viii) Performance of Subsidiaries. Each Subsidiary has performed its obligations under the applicable Intercompany Agreements in full compliance with all applicable laws, including but not limited to all legal requirements in relation to technology transfer of any technology, know-how and the corresponding Intellectual Property Rights created or developed by the Subsidiary under the applicable Intercompany Agreements and has assigned, transferred, licensed or otherwise exclusively provided to Seller all such technology, know-how and the corresponding Intellectual Property Rights created or developed by the Subsidiary under the applicable Intercompany Agreements in accordance with such Intercompany Agreements. Other than to Seller, no Subsidiary has assigned, transferred, or licensed or otherwise provided or agreed to assign, transfer, license, or otherwise provide or offer to any Person any Intellectual Property Rights, including those created pursuant to the Intercompany Agreements. The Seller further warrants that it has not done or omitted to do and no Subsidiary has done or omitted to do anything which will render the Intercompany Agreements invalid or subject to revocation.

(h) Valid and Enforceable. All Registered IP required to be set forth in Part 2.13(b) of the Disclosure Schedule, in the case of granted Registered IP, is valid, subsisting, and enforceable, or in the case of applications, is applied for. Without limiting the generality of the foregoing:

(i) Misuse and Inequitable Conduct. Neither the Seller nor any Subsidiary has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Seller IP that is Registered IP.

(ii) Trademarks. Except as set forth in Section 2.13(h)(ii) of the Disclosure Schedule, no trademark or trade name owned, used, or applied for by the Seller, including those required to be listed in Section 2.13(b) of the Disclosure Schedule conflicts or interferes with any trademark or trade name owned, used, or, to the knowledge of the Seller, applied for by any other Person. No event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any trademark (whether registered or unregistered) owned, used, or applied for by the Seller.

(iii) Legal Requirements and Deadlines. Each item of Seller IP that is Registered IP owned or purported to be owned by the Seller or any Subsidiary is and at all times has been in material compliance with all legal requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Seller IP in full force and effect have been made by the applicable deadline. No application for a patent or a copyright, mask work, or trademark registration or any other type of Registered IP filed by or on behalf of the Seller or any Subsidiary has been abandoned, allowed to lapse, or rejected. Part 2.13(h)(iii) of the Disclosure Schedule accurately identifies and describes as of the date of this Agreement each action, filing, and payment that must be taken or made on or before the date that is 120 days after the date of this Agreement in order to maintain such item of Seller IP in full force and effect.

(iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination, or other Proceeding is or has been pending or, to the best of the Seller’s Knowledge, threatened, in which the scope, validity, or enforceability of any Seller IP is being, has been, or could reasonably be expected to be contested or challenged. To the best of the Seller’s Knowledge, there is no basis for a claim that any Seller IP is invalid or unenforceable.

(i) Third-Party Infringement of Company IP. To the best of the Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Seller IP. Part 2.13(i) of the Disclosure Schedule accurately identifies (and the Seller has provided to the IP Purchaser a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to the Seller or any Subsidiary or any representative of the Seller or a Subsidiary regarding any actual, alleged, or suspected infringement or misappropriation of any Seller IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.

(j) Effects of This Transaction. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (a) a loss of, or Encumbrance (other than Permitted Encumbrances, but excluding any non-exclusive licenses granted by Seller or an Affiliate of Seller in connection with sales of Seller Products in the Ordinary Course of Business) on, any Seller IP; (b) a breach of or default under any Seller IP Contract; (c) the release, disclosure, or delivery of any Seller IP by or to any escrow agent or other Person; or (d) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Seller IP.

(k) No Infringement of Third Party IP Rights. Neither the Seller nor any Subsidiary has ever infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person or engaged in unfair competition; provided that the foregoing is limited to the Seller’s Knowledge with respect to any Third Party IP used by Seller or any Subsidiary. No Seller Products, and no method or process used in the manufacturing of any Seller Products, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person; provided that the foregoing is limited to the Seller’s Knowledge with respect to any Third Party IP included in the Seller Products. As used in this Section 2.13(k), “Third Party IP” means any third party Intellectual Property licensed to Seller or any Subsidiary that is required to be listed under Section 2.13(c) or excluded from being listed under 2.13(c)(a), when such Intellectual Property is used as described in the Contract pursuant to which the Intellectual Property has been licensed to Seller or the Subsidiary. To the best of the Seller’s Knowledge, there is no legitimate basis for a claim that the Seller, any Subsidiary, or any Seller Products has infringed or misappropriated any Intellectual Property Right of another Person or engaged in unfair competition or that any Seller Products, or any method or process used in the manufacturing of any Seller Products, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:

(l) Infringement Claims. No infringement, misappropriation, or similar claim or Proceeding is pending or, to the best of the Seller’s Knowledge, threatened against the Seller, any Subsidiary, or against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Seller or any Subsidiary with respect to such claim or Proceeding. Neither the Seller nor any Subsidiary has ever received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by the Seller or any Subsidiary, any of their employees or agents, or any Seller Products of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Seller or any Subsidiary obtain a license to any Intellectual Property Right of another Person.

(m) Other Infringement Liability. Neither the Seller nor any Subsidiary is bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential intellectual property infringement, misappropriation, or similar claim (other than indemnification provisions that do not materially differ in substance from those in the Seller’s standard forms of Seller IP Contracts).

(n) Infringement Claims Affecting In-Licensed IP. To the best of the Seller’s Knowledge, no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Seller or any Subsidiary is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not materially and adversely affect (a) the use or exploitation of such Intellectual Property or Intellectual Property Right by the Seller, or (b) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Seller Products.

(o) Bugs. None of the software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), used, marketed, distributed, licensed, or sold by the Seller (including any software that is part of, is distributed with, or is used in the design, development, provision, manufacturing, production, distribution, testing, maintenance, or support of any Seller Products, but excluding any third-party software that is generally available on standard commercial terms and is licensed to the Seller solely for internal use on a non-exclusive basis) (collectively, “Seller Software”) (a) except as set forth in Section 2.13(o)(a) of the Disclosure Schedule, contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of data) that materially and adversely affects the use, functionality, or performance of such Seller Software or any product or system containing or used in conjunction with such Seller Software; or (b) except as set forth in Section 2.13(o)(b) of the Disclosure Schedule, fails to comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Seller Software.

(p) Harmful Code. No Seller Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (a) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (b) damaging or destroying any data or file without the user’s consent.

(q) Source Code. The source code for all Seller Software contains clear and accurate annotations and programmer’s comments, and otherwise has been documented in a professional manner that is both: (i) consistent with customary code annotation conventions and best practices in the software industry; and (ii) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze, and interpret program logic, correct errors and improve, enhance, modify and support the Seller Software. No source code for any Seller Software has been delivered, licensed, or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an officer of the Seller or an employee of Celestial China. Neither the Seller nor any Subsidiary has any duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Seller Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Seller Software to any other Person.

(r) Open Source Code. Part 2.13(r) of the Disclosure Schedule accurately identifies and describes (i) each item of Open Source Code that is contained in, distributed with, or used in the development of the Seller IP of the Seller included in the Seller Products or from which any part of any Seller Product is derived, (ii) the applicable license terms for each such item of Open Source Code, and (iii) the Seller Product or Seller Products to which each such item of Open Source Code relates.

(s) Seller Products. No Seller IP of the Seller that is incorporated into any Seller Product contains, is derived from, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that (i) impose or could impose a requirement or condition that any Seller Product or part thereof (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making modifications or derivative works, or (C) be redistributable at no charge, or (ii) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of the Seller to use or distribute any Seller Product.

(t) Privacy Policy. Part 2.13(t) of the Disclosure Schedule contains each Seller Privacy Policy and identifies, with respect to each Seller Privacy Policy, (i) the period of time during which such privacy policy was or has been in effect, (ii) whether the terms of a later Seller Privacy Policy apply to the data or information collected under such privacy policy, and (iii) if applicable, the mechanism (such as opt-in, opt-out, or notice only) used to apply a later Seller Privacy Policy to data or information previously collected under such privacy policy.

(u) Personal Data. Part 2.13(u) of the Disclosure Schedule identifies and describes each distinct electronic or other database containing (in whole or in part) Personal Data maintained by or for the Seller at any time that is material to the business of the Seller (the “Seller Databases”), the types of Personal Data in each such database, the means by which the Personal Data was collected, and the security policies that have been adopted and maintained with respect to each such database. No breach or violation of any such security policy has occurred or, to the best of the Seller’s Knowledge, is threatened, and to the Seller’s Knowledge, there has been no unauthorized or illegal use of or access to any of the data or information in any of the Seller Databases.

2.14	Contracts.

(a) Part 2.14 of the Disclosure Schedule identifies each Seller Contract. The Seller has delivered to the IP Purchaser accurate and complete copies of all Contracts identified in Part 2.14 of the Disclosure Schedule, including all amendments thereto. The Contracts identified in Part 2.14 of the Disclosure Schedule collectively constitute all of the material Contracts necessary to enable the Seller and the Subsidiaries to conduct their businesses in the manner in which such businesses are currently being conducted and in the manner in which such businesses are proposed to be conducted by the Seller and the Subsidiaries. Each Seller Contract is valid and in full force and effect.

(b) Except as set forth in Part 2.14(b) of the Disclosure Schedule: (i) neither the Seller nor any Subsidiary has materially violated or breached, or declared or committed any material default under, any Seller Contract; (ii) to the Knowledge of the Seller, no other Person has materially violated or breached, or declared or committed any material default under, any Seller Contract; (iii) to the Knowledge of the Seller, no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Seller Contract, (B) give any Person the right to declare a default or exercise any remedy under any Seller Contract, (C) give any Person the right to accelerate the maturity or performance of any Seller Contract, or (D) give any Person the right to terminate or modify any Seller Contract; (iv) neither the Seller nor any Subsidiary has received any notice or other communication regarding any actual or potential violation or breach of, or default under, any Seller Contract; and (v) neither the Seller nor any Subsidiary has waived any material right under any Seller Contract.

(c) To the Knowledge of the Seller, each Person against which the Seller or any Subsidiary has or may acquire any rights under any Seller Contract is solvent and is able to satisfy all of such Person’s current and future monetary obligations and other obligations and Liabilities thereunder.

(d) The Seller has never guaranteed or otherwise agreed to cause, insure or become liable for, and the Seller has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person, except as set forth in the Part 2.14(d) of the Disclosure Schedule.

(e) The performance of the Seller Contracts will not result in any violation of or failure to comply with any Legal Requirement. No Person is renegotiating, or has the right to renegotiate, any amount paid or payable to the Seller under any Seller Contract or any other term or provision of any Seller Contract. The Seller has no Knowledge of any basis upon which any party to any Seller Contract may object to (i) the assignment to a Purchaser of any right under such Seller Contract, or (ii) the delegation to or performance by a Purchaser of any obligation under such Seller Contract.

(f) Part 2.14 (f) of the Disclosure Schedule identifies each proposed Seller Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted or received by the Seller or any Subsidiary.

2.15	Liabilities; Major Suppliers.

(a) Except as set forth in Part 2.15 of the Disclosure Schedule, the Seller has no material Liabilities, except for: (i) liabilities identified as such in the “liabilities” columns of the Unaudited Interim Balance Sheet; (ii) accounts payable (of the type required to be reflected as current liabilities in the “liabilities” column of a balance sheet) incurred by the Seller in bona fide transactions entered into in the Ordinary Course of Business since December 31, 2010; and (iii) obligations under the Contracts listed in Part 2.14 of the Disclosure Schedule, to the extent that the existence of such obligations is ascertainable solely by reference to such Contracts.

(b) Part 2.15(b) of the Disclosure Schedule: (i) provides a materially accurate and complete breakdown and aging of the accounts payable of the Seller as of December 31,

2010; (ii) provides a materially accurate and complete breakdown of any customer deposits or other deposits held by the Seller or any Subsidiary as of the date of this Agreement; and (iii) provides a materially accurate and complete breakdown of all notes payable and other material indebtedness of the Seller as of the date of this Agreement.

(c) Part 2.15(c) of the Disclosure Schedule accurately identifies and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that (together with such Person’s affiliates) received (i) more than $500,000 in the aggregate from the Seller and/or any Subsidiary in 2009 and 2010, or (ii) more than $100,000 in the aggregate from the Seller and/or any Subsidiary in 2010.

(d) The Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, (v) been convicted of, or pleaded guilty or no contest to, any felony, or (vi) taken or been the subject of any Proceeding that may have an adverse effect on its ability to comply with or perform any of its covenants or obligations under any of the Transactional Agreements.

2.16 Compliance with Legal Requirements. Except as set forth in Part 2.16 of the Disclosure Schedule: (a) the Seller and each Subsidiary is and has at all times been in material compliance with each material Legal Requirement that is or was applicable to it or to the conduct of its business or the ownership or use of any of the Assets; (b) no event has occurred, and no condition or circumstance exists, that might constitute or result directly or indirectly in a material violation by the Seller or any Subsidiary of, or a material failure on the part of the Seller or a Subsidiary to comply with, any material Legal Requirement described in Section 2.16(a); and (c) none of the Seller or any Subsidiary has received, at any time, any notice or other communication from any Governmental Body or any other Person regarding (i) any actual or potential material violation of, or material failure to comply with, any Legal Requirement, or (ii) any actual or potential obligation on the part of the Seller or a Subsidiary to undertake, or to bear all or any portion of the cost of, any cleanup or any material remedial, corrective or response action of any nature. The Seller have delivered to the IP Purchaser an accurate and complete copy of each report, study, survey or other document to which the Seller or any Subsidiary has access that addresses or otherwise relates to the compliance of the Seller or any Subsidiary with, or the applicability to the Seller or any Subsidiary of, any Legal Requirement. To the best of the Knowledge of the Seller, no Governmental Body has proposed or is considering any Legal Requirement that, if adopted or otherwise put into effect, (i) may have a material adverse effect on the business, condition, assets, liabilities, operations, financial performance, net income or prospects of the Seller or any Subsidiary or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.17 Governmental Authorizations. Part 2.17 of the Disclosure Schedule identifies each material Governmental Authorization that is held by the Seller or any Subsidiary that relates to the Assets or Celestial China. To the Knowledge of the Seller, no employee of the

Seller or of any Subsidiary holds any Government Authorizations that relate to or are useful in connection with the business of the Seller or any Subsidiary. The Seller has delivered to the IP Purchaser accurate and complete copies of all of the Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule, including all renewals thereof and all amendments thereto. Each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule is valid and in full force and effect. Except as set forth in Part 2.17 of the Disclosure Schedule: (i) the Seller and the Subsidiaries are and have at all times been in material compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; (ii) no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time), (A) constitute or result directly or indirectly in a material violation of or a material failure to comply with any term or requirement of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule, or (B) result directly or indirectly in the cancellation, suspension or modification of any Governmental Authorization identified or required to be identified in Part 2.17 of the Disclosure Schedule; (iii) neither the Seller nor any Subsidiary has received any notice or other communication from any Governmental Body or any other Person regarding (A) any actual or potential material violation of or material failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual or potential cancellation, suspension or modification of any Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations required to be identified in Part 2.17 of the Disclosure Schedule have been duly filed on a timely basis with the appropriate Governmental Bodies, and each other notice or filing required to have been given or made with respect to such Governmental Authorizations has been duly given or made on a timely basis with the appropriate Governmental Body, in each case except where failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Governmental Authorizations identified in Part 2.17 of the Disclosure Schedule constitute all of the material Governmental Authorizations necessary (i) to enable the Seller and each Subsidiary to conduct its business in the manner in which such business is currently being conducted and in the manner in which such business is proposed to be conducted, and (ii) to permit the Seller and each Subsidiary to own and use its assets in the manner in which they are currently owned and used and in the manner in which they are proposed to be owned and used.

2.18	Tax Matters.

(a) The Seller and each Subsidiary have timely filed all Tax Returns that they were required to file under applicable Legal Requirements and all such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Legal Requirements. All Taxes due and owing by the Seller and each Subsidiary (whether or not shown on any Tax Return) required to be paid as of the Closing have been paid.

(b) The Seller and each Subsidiary have withheld all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other party and any such withheld Taxes have been either duly and timely paid to the proper Governmental Body or properly set aside in accounts for such purposes and will be duly and timely paid to the proper Governmental Body.

(c) None of the Assets of the Seller or the Chinese Assets of Celestial China are bound by any Tax liens, any Tax sharing agreements, Tax indemnity agreements, Tax allocation agreement or similar arrangements and none of the Assets of the Seller or the Chinese Assets of Celestial China are expected to be bound by any Tax liens due to any actions by Seller or Celestial China, or due to their failure to act.

(d) No director or officer of the Seller expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. No Proceedings are pending or being conducted with respect to the Seller. The Seller has not received from any Governmental Body any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Seller.

(e) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

2.19	Employee and Labor Matters.

(a) Since formation, the Seller has never had any employees, Employee Plans or Seller Pension Plans other than its equity incentive plan, in the form provided to the IP Purchaser (the “Equity Incentive Plan”).

(b) Since the Seller’s formation, Celestial China and Celestial US have been the only independent contractors of the Seller. All services provided by Celestial China and Celestial US to the Seller have been provided in accordance with the agreements listed in Part 2.19(b) of the Disclosure Schedule (collectively, the “Intercompany Agreements”).

(c) Except as listed in Part 2.19(c) of the Disclosure Schedule, there has never been any slowdown, work stoppage, material labor dispute or union organizing activity, or any similar activity or dispute, affecting the Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. There are no actions, suits, claims, labor disputes or grievances pending or, to the Knowledge of the Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Subsidiary employee, including, without limitation, charges of unfair labor practices or discrimination complaints.

(d) Except as listed in Part 2.19(d) of the Disclosure Schedule, the Seller and the Subsidiaries have at all times been in substantial compliance with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours and employment-related withholding and welfare and pension contributions. There are no pending or, to the Knowledge of the Seller, threatened or reasonably anticipated material claims or Proceedings against the Seller or any Subsidiary under any worker’s compensation policy or long-term disability policy.

(e) To the Knowledge of the Seller, no officer or director of the Seller nor any Subsidiary employee is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person’s efforts to promote the interests of the Seller or that would interfere with the business of the Seller or any Subsidiary. Neither the execution nor the delivery of this Agreement, nor the carrying on of the business of the Seller or a Subsidiary as presently conducted nor any activity of such officer, director or Subsidiary employees in connection with the carrying on of the business of the Seller or Subsidiary as presently conducted will, to the Knowledge of the Seller, conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default under, any Contract under which any of such officer, director or Subsidiary employee is now bound.

2.20 Environmental Matters. Neither the Seller nor Celestial China has any material Liability arising from or relating to any Hazardous Material.

2.21 Sale of Products. Each product that has been sold, licensed or distributed by the Seller or any Subsidiary to any Person: (i) conformed and complied in all material respects with the terms and requirements of any applicable warranty or other Contract and with all applicable Legal Requirements; and (ii) was free of any material design defects, material construction defects or other material defects or material deficiencies at the time of sale. The Purchasers will not incur or otherwise become subject to any Liability arising directly or indirectly from any product manufactured or sold by the Seller or any Subsidiary on or at any time prior to the Closing Date. No product manufactured or sold by the Seller or any Subsidiary has been the subject of any recall or other similar action; and to the Knowledge of the Seller, no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such recall or other similar action relating to any such product.

2.22 Performance of Services. All services that have been performed on behalf of the Seller or any Subsidiary were performed properly and in material conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements. The Purchasers will not incur or otherwise become subject to any Liability arising directly or indirectly from any services performed by the Seller or any Subsidiary on or at any time prior to the Closing Date. There is no claim pending or being threatened against the Seller or Celestial China relating to any services performed by the Seller or any Subsidiary, and, to the Knowledge of the Seller, there is no basis for the assertion of any such claim.

2.23 Insurance. Neither the Seller nor any Subsidiary has ever maintained any insurance policies, other than a directors and officers insurance policy of the Seller in the form provided to the Purchasers.

2.24 Related Party Transactions. Except as set forth in Part 2.24 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest of any nature in any of the material assets of the Seller or any Subsidiary; (b) no Related Party is indebted to the Seller or any Subsidiary; (c) since December 31, 2007, no Related Party has entered into, or has had any direct or indirect financial interest in, any Seller Contract, transaction or business dealing of any nature involving the Seller or any Subsidiary; (d) no Related Party is competing, or has competed, directly or indirectly, with the Seller or any Subsidiary; (e) no Related Party has any claim or right against the Seller or any Subsidiary; and (f) no event has occurred, and no condition or circumstance exists, that might give rise to any claim or right in favor of any Related Party against the Seller or any Subsidiary.

2.25 Proceedings; Orders. There is no pending Proceeding, and to the Knowledge of the Seller, no Person has threatened to commence any Proceeding: (i) that involves the Seller or any Subsidiary or that otherwise relates to or might affect the business of the Seller or any Subsidiary or any of the Assets or the Chinese Assets (whether or not the Seller or any Subsidiary is named as a party thereto); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions. To the best of the Seller’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might give rise to the commencement of any such Proceeding. No Proceeding has ever been commenced by or against the Seller or any Subsidiary. There is no Order to which the Seller or any Subsidiary, or any of the assets owned or used by the Seller or any Subsidiary, is subject; and no Related Party is subject to any Order that relates to the Seller’s or any Subsidiary’s business or to any of the Assets or any of the Chinese Assets. To the Knowledge of the Seller, no employee of any Subsidiary or officer or director of the Seller is subject to any Order that may prohibit such employee, officer or director from engaging in or continuing any conduct, activity or practice relating to the business of the Seller or any Subsidiary. There is no proposed Order that, if issued or otherwise put into effect, (i) may have an adverse effect on the business, condition, Assets, Chinese Assets, Liabilities, operations, financial performance, net income or prospects of the Seller or any Subsidiary or on the ability of the any Subsidiary or the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

2.26	Authority; Binding Nature of Agreements.

(a) The Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by the Seller of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Seller and its shareholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which the Seller is a party will constitute the legal, valid and binding obligation of the Seller and will be enforceable against the Seller in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) Celestial China has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party; and the execution, delivery and performance by Celestial China of the Transactional Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of Celestial China and its shareholders, board of directors and officers. Upon the execution of each of the Transactional Agreements at the Closing, each of such Transactional Agreements to which Celestial China is a party will constitute the legal, valid and binding obligation of Celestial China and will be enforceable against Celestial China in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(c) Contemporaneously with the execution and delivery of this Agreement, the shareholders of the Seller listed on Schedule 2.26(c) (collectively, the “Major Shareholders”) have executed and delivered to IP Purchaser voting agreements (“Voting Agreements”) of even date herewith substantially in the form of EXHIBIT F.

2.27 Non-Contravention; Consents. Except as set forth in the Part 2.27 of the Disclosure Schedule, neither the execution and delivery of any of the Transactional Agreements, nor the consummation or performance of any of the Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Subsidiary or the Seller, or any of the Assets or the Chinese Assets, is subject;

(b) other than as provided in Section 1.4, cause any Purchaser or any Affiliate of any Purchaser to become subject to, or to become liable for the payment or increase in any Tax;

(c) contravene or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is to be included in the Assets or is held by the Seller or Celestial China;

(d) contravene or result in a material violation or material breach of, or result in a material default under, any provision of any Contract;

(e) give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract; or

(f) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the Assets.

Except as set forth in Part 2.27 of the Disclosure Schedule, none of the Seller or any Subsidiary was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of any of the Transactional Agreements or the consummation or performance of any of the Transactions.

2.28 Brokers. None of the Seller or any Subsidiary has agreed or become obligated to pay, or has taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.29 Certain Business Practices. None of the Seller, or any Subsidiary or, to the Knowledge of the Seller or any Subsidiary, any of their respective directors, officers, agents, representatives or employees (in their capacity as directors, officers, agents, representatives or employees) has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity in respect of the business; (b) directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, or other party acting on behalf of or under the auspices of a governmental official or Governmental Authorization, in the United States or any other country, which is in any manner illegal under any Legal Requirement of the United States or any other country having jurisdiction; or (c) made any payment to any customer or supplier of the Seller or any Subsidiary or any officer, director, partner, employee or agent of any such customer or supplier for an unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer or supplier or any such officer, director, partner, employee or agent, in respect of the business.

2.30 Full Disclosure. None of the Transactional Agreements contains or will contain any untrue statement of fact; and none of the Transactional Agreements omits or will omit to state any fact necessary to make any of the representations, warranties or other statements or information contained therein not misleading. All of the information set forth in the Disclosure Schedule, and all other information regarding the Seller and the Subsidiaries and their respective businesses, condition, assets, liabilities, operations, financial performance, net income and prospects that has been furnished to IP Purchaser or any of IP Purchaser’s Representatives by or on behalf of the Seller or by any Representative of the Seller, is accurate and complete in all respects.

2.31 Full Value Representation. The Purchase Price paid by the Purchasers to the Seller under the terms of this Agreement represents full and sufficient value for the sale of the Assets. The Seller is receiving the full Purchase Price payable under this Agreement irrespective of whether such Purchase Price is paid directly to the Seller or is paid indirectly at the direction of the Seller.

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

The Purchasers jointly and severally represent and warrant to and for the benefit of the Seller, as follows as of the Signing Date:

3.1 Corporate Existence and Power. IP Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on IP Purchaser’s business, financial condition, or results of operations. Inventory Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the Singapore, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Inventory Purchaser’s business, financial condition, or results of operations.

3.2 Governmental Authorization. The execution, delivery and performance by Purchasers of each of the Transactional Agreements and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Body, other than (i) filings to be made by IP Purchaser pursuant to applicable U.S. federal and state securities laws (including the rules and regulations of NASDAQ); and (ii) Cavium China obtaining a new business license from the appropriate Governmental Bodies to increase its authorized business scope to include research and development activities (the “Cavium PRC New Business License”).

3.3	SEC Filings; Financial Statements; Compliance.

(a) IP Purchaser has filed with the SEC and heretofore made available to the Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement required to be filed by the IP Purchaser with the SEC between January 1, 2010 and the Signing Date (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the Signing Date, then on the date of such filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements contained in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of IP Purchaser and its subsidiaries as of the respective dates thereof and the consolidated results of operations of IP Purchaser and its subsidiaries for the periods covered thereby.

3.4 No Conflicts; Consents. The execution and delivery of this Agreement and other Transactional Agreements and the consummation of the transactions contemplated by the Purchasers are not prohibited by, and will not violate or conflict with, any provision of the charter documents of the Purchasers, or any Legal Requirement or any provision of any Contract to which a Purchaser is a party, except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect on the business, financial condition or results of operations of IP Purchaser.

3.5 Authority; Binding Nature of Agreements. The Purchasers have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under each of the Transactional Agreements to which each is or may become a party; and the execution, delivery and performance by the Purchasers of the Transactional Agreements to which each is or may become a party has been duly authorized by all necessary action on the part of such Purchaser. This Agreement constitutes the legal, valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Upon the execution of each of the other Transactional Agreements at the Closing, each of such other Transactional Agreements to which a Purchaser is a party will constitute the legal, valid and binding obligation of such Purchaser and will be enforceable against such Purchaser in accordance with its terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.6 Brokers. The Purchasers have not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

3.7 Valid Issuance. The Purchaser Shares to be issued in this Transaction will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable assuming the accuracy of the representations and warranties of Seller in this Agreement and of the representations and warranties of all Persons (other than IP Purchaser) in the Shareholders Agreement (as defined below).

3.8 Compliance with Laws and Court Orders. Each of Purchasers and its subsidiaries is in compliance with, and to the knowledge of Purchasers is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any Legal Requirement, except, in each case, where the failure to comply with such Legal Requirements has not had or would reasonably be expected not to have, individually or in the aggregate, a Material Adverse Effect on IP Purchaser and its subsidiaries, taken as a whole. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Body outstanding against the Purchasers or any of its subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect IP Purchaser and its subsidiaries, taken as a whole, or that in any manner seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

3.9 Litigation. There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Purchasers, threatened against or affecting, Purchasers before any arbitrator or any Governmental Body which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on IP Purchaser and its subsidiaries, taken as a whole, or in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.	PRE-CLOSING COVENANTS.

4.1 Access and Investigation. The Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchasers and their Representatives with reasonable access to the Seller’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Seller, the Subsidiaries and their businesses; and (b) the Seller and its Representatives provide the Purchasers and their Representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Seller and the Subsidiaries and their businesses as the Purchasers may request in good faith. Notwithstanding the foregoing, Seller shall not be required to permit any access, or to deliver or make available to the Purchasers any information, to the extent that in the reasonable judgment of Seller, such action would (i) result in the disclosure of any trade secrets of third parties, (ii) violate any contractual obligation of Seller or its Affiliates with respect to confidentiality, (iii) jeopardize protections afforded Seller or its Affiliates under the attorney-client privilege or the attorney work product doctrine, or (iv) violate any Legal Requirement; provided however, to the extent Seller or any Affiliate does not permit access or deliver or make available any information on such basis, Seller shall inform IP Purchaser in writing of such decision and the general subject of such information to the extent permissible by Legal Requirements (including to protect the attorney-client privilege or the attorney work product doctrine) or the terms of any contractual obligations of Seller or its Affiliates.

4.2 Operation of Business. Without the prior written consent of the IP Purchaser, the Seller shall ensure that, during the Pre-Closing Period:

(a) the Seller’s shareholders do not directly or indirectly sell or otherwise transfer, or agree, commit or offer (in writing or otherwise) to sell or otherwise transfer, any share or stock in the Seller or any interest in or right relating to any such share or stock;

(b) the Seller and the Subsidiaries conduct their operations exclusively in the Ordinary Course of Business and in substantially the same manner as such operations have been conducted prior to the date of this Agreement;

(c) the Seller and the Subsidiaries shall use its Best Efforts to (i) preserve intact their current business organizations, (ii) keep available the services of their current officers and employees, (iii) maintain their relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller or any Subsidiary, and (iv) promptly repair, restore or replace any tangible assets that are destroyed or damaged (excluding ordinary wear and tear);

(d) the officers of the Seller and the Subsidiaries confer regularly with the IP Purchaser concerning operational matters and otherwise report regularly to the IP Purchaser concerning the status of the Seller’s and each subsidiary’s businesses, condition, assets, liabilities, operations, financial performance and prospects;

(e) the Purchaser is notified immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

(f) neither the Seller nor any Subsidiary (i) declares, accrues, sets aside or pays any dividend or makes any other distribution in respect of any shares of share capital or other securities or (ii) repurchases, redeems or otherwise reacquires any shares of share capital or other securities;

(g) neither the Seller nor any Subsidiary settles or pays any liability other than in the Ordinary Course of Business consistent with past practice, unless required or contemplated pursuant to the terms of this Agreement;

(h) the Seller does not sell or otherwise issue any shares of share capital or any other securities, other than the issuance of shares of the Seller as disclosed in Part 2.3 of the Disclosure Schedule;

(i) neither the Seller nor Celestial China effects or becomes a party to any Acquisition Transaction other than as contemplated by the Transactions;

(j) neither the Seller nor any Subsidiary forms any subsidiary or acquires any equity interest or other interest in any other Entity;

(k) neither the Seller nor any Subsidiary makes any capital expenditure, except for capital expenditures that are made in the Ordinary Course of Business and that, when added to all other capital expenditures made on behalf of the Seller and the Subsidiaries during the Pre-Closing Period, do not exceed US$50,000 in the aggregate;

(l) the Seller does not enter into or permit any of its assets to become bound by any Contract or subject to any Encumbrance other than Permitted Encumbrances;

(m) the Seller does not incur, assume or otherwise become subject to any Liability, except for current liabilities (of the type required to be reflected in the “liabilities” column of a balance sheet prepared on a basis consistent with the Signing Financial Statements) incurred in the Ordinary Course of Business;

(n) neither the Seller nor any Subsidiary hires any employee, establishes or adopts any new Seller Employee Plan, or pays any bonus or makes any profit-sharing or similar payment to, or increases the amount of the wages, salary, commissions, fees, fringe benefits or other compensation or remuneration payable to, any of its employees, directors, officers or independent contractors, except those incurred in the Ordinary Course of Business and consistent with its past practice;

(o) the Seller does not change any of its methods of accounting or accounting practices in any respect;

(p) neither the Seller nor any Subsidiary commences or settle any Proceeding;

(q) neither the Seller nor any Subsidiary enters into any transaction or takes any other action of the type referred to in Section 2.5;

(r) neither the Seller nor any Subsidiary enters into any transaction or take any other action outside the Ordinary Course of Business, unless required or contemplated pursuant to the terms of this Agreement;

(s) neither the Seller nor any Subsidiary enters into any transaction or takes any other action that might cause or constitute a Breach of any representation or warranty made by the Seller in this Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of this Agreement or (C) such representation or warranty had been made as of the Scheduled Closing Time;

(t) the Seller does not dispose or sell any inventory without the consent of the IP Purchaser, which consent shall not be unreasonably withheld or delayed by the IP Purchaser and which consent can be delivered by the IP Purchaser to the Seller in the form of an e-mail;

(u) neither the Seller nor any Subsidiary agrees, commits or offers (in writing or otherwise) to take any of the actions described in clauses “(i)” through “(u)” of this Section 4.2; and

(v) the Seller files all Tax Returns when due and timely pays all Taxes and refrains from taking any action that would result in the imposition of a lien for Taxes on any of the Assets.

4.3 Filings and Consents. The Seller shall use its Best Efforts to ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and (b) during the Pre-Closing Period, Celestial China and the Seller and their respective Representatives cooperate with the IP Purchaser and with the IP Purchaser’s Representatives, and prepare and make available such documents and take such other actions as the IP Purchaser may request in good faith, in connection with any filing, notice or Consent that either Purchaser is required or elects to make, give or obtain in connection with the consummation of the Transactions.

4.4 Notification; Updates to Disclosure Schedule. During the Pre-Closing Period, the Seller shall promptly notify the Purchasers in writing of: (a) the discovery by the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a Breach of any representation or warranty made by the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a Breach of any representation or warranty made by the Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any Breach of any covenant or obligation of the Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or impracticable. The Seller shall update in the Disclosure Schedule in the Pre-Closing Period in connection with any notification required pursuant to this Section 4.4; provided however, that no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any representation or warranty made by the Seller in this Agreement as of the Signing Date or in the Closing Certificate, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied, nor shall any such update be deemed be an admission of materiality.

4.5	No Negotiation.

(a) The Seller shall ensure that, during the Pre-Closing Period, none of the Seller, any Subsidiary, or any Representative of the Seller or any Subsidiary, directly or indirectly:

(i) solicits or encourages the initiation, submission or announcement of any inquiry, proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction;

(ii) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than the Purchaser) relating to any proposed Acquisition Transaction; or

(iii) agrees or accepts any proposal or offer from any Person (other than the Purchaser) relating to any Acquisition Transaction.

(b) The Seller shall (and the Seller shall cause each of its Representatives, the Subsidiaries and each of their respective Representatives to) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted prior to or on the Agreement Date with respect to any Acquisition Transaction. The Seller shall promptly (but in any event, within 24 hours) notify IP Purchaser in writing after receipt by the Seller, any of its Representatives, any of its Subsidiaries or any Representatives of any of the Subsidiaries of (i) any bona fide inquiry, proposal or offer with respect to any Acquisition Transaction that is received by the Seller, any Subsidiary or any Representative of the Seller or any Subsidiary during the Pre-Closing Period or (ii) any request for nonpublic information relating to the Seller or any of the Subsidiaries or for access to any of the properties, books or records of the Seller or any of the Subsidiaries by any Person or Persons other than Purchaser that would reasonably be expected to result in any inquiry, proposal or offer for an Acquisition Transaction. Such notice shall describe (1) the material terms and conditions of such offer, proposal, inquiry or request, and (2) the identity of the Person or group making any such offer, proposal, inquiry or request. The Seller shall keep IP Purchaser reasonably informed of the status and details of, and any material modifications to, any such offer, proposal, inquiry or request and shall provide to IP Purchaser a copy of such offer, proposal, inquiry or request and any amendments thereto, if it is in writing, or a reasonable written summary thereof, if it is not in writing.

4.6 Best Efforts. During the Pre-Closing Period, (a) the Seller shall use its Best Efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (b) the Purchasers shall use their Best Efforts to cause the conditions set forth in Section 7 to be satisfied.

4.7 Confidentiality. Except with the prior written consent of IP Purchaser, the Seller shall ensure that, during the Pre-Closing Period: (a) neither it, any Subsidiary, nor any Representative of any Subsidiary or it, issues or disseminates any press release or other publicity or otherwise makes any disclosure of any nature (to any of its or its Subsidiaries’ suppliers, customers, landlords, creditors or employees or to any other Person) regarding any of the Transactions or the existence or terms of this Agreement, except to the extent that such disclosure is necessary to obtain third party consents, approvals or otherwise fulfill any of the closing conditions contained herein or such party is required by law to make any such disclosure; and (b) if such party is required by law to make any such disclosure, such party shall advise IP Purchaser, at least five business days before making such disclosure, of the nature and content of the intended disclosure. During the Pre-Closing Period, the Purchasers shall use their reasonable efforts to consult with the Seller and provide the Seller with reasonable opportunity to comment on any draft press release or public statement prior to issuing such press release or public statement regarding the Transactions.

4.8 Audited Financial Statements. The Seller shall use its Best Efforts to procure the Audited Financial Statements, in form and substance acceptable to the IP Purchaser, as soon as reasonably practicable during the Pre-Closing Period.

4.9 Employment Matters. During the Pre-Closing Period, (i) Cavium China shall deliver employment offer letters (the “Celestial China Offer Letters”) in substantially the form attached hereto as Exhibit G-1 to each of the Celestial China Employees set forth on Schedule 4.9(a) (the “Chinese Affected Employees”), which offer letters be conditional upon the Closing and become effective upon the first calendar day following the month in which Cavium China’s branch office in Beijing is established (the “Employee Transition Date”) and shall (a) contain base salary that is at least as favourable as that currently enjoyed by each such Affected Employee, (b) recognize the prior service with Seller or its Subsidiaries for purposes of eligibility to participate in benefit plans, access to right to statutory rights and determination of level of benefits; and (ii) IP Purchaser shall deliver employment offer letters (the “US Offer Letters,” with the Celestial China Offer Letters, the “Offer Letters”) in substantially the form attached hereto as Exhibit G-2 to each of the Celestial US Employees set forth on Schedule 4.9(b) (the “US Affected Employees,” with the Chinese Affected Employees and the Specified

Employees set forth on Schedule 4.9(c), the “Affected Employees”), which offer letters be conditional upon the Closing, become effective upon the Employee Transition Date and shall recognize the prior service with Seller or its Subsidiaries for purposes of eligibility to participate in benefit plans, access to right to statutory rights and determination of level of benefits.

4.10 NASDAQ Global Market Listing. IP Purchaser shall file, if applicable, an application to list on the NASDAQ Global Market the Purchaser Shares issuable pursuant to this Agreement as soon as practicable and will pay all necessary filing fees in connection therewith.

4.11 S-3 Registration Statement. IP Purchaser shall prepare and file with the SEC a registration statement on Form S-3 relating to the Purchaser Shares issuable pursuant to this Agreement pursuant to the terms and conditions of the Shareholders’ Agreement. IP Purchaser shall provide Seller with a complete draft of the Form S-3 in substantially final form as soon as practicable following the Closing and file such Form S-3 as set forth in the Shareholders Agreement.

4.12 Approval of Seller Shareholders. The Seller shall, in accordance with its charter and the applicable Legal Requirements, take all actions necessary to call a meeting of its shareholders as promptly as practicable following the Signing Date for the purpose of permitting them to consider and approve the Transactions and this Agreement. The Seller shall use its Best Efforts to obtain such shareholder approval.

4.13 Allocation of Purchaser Shares. At least ten (10) Business Days prior to Closing, the Seller shall deliver to the Purchasers:

(a) Schedule 1.2(a)(i) to the Purchasers, which schedule shall include a list of the Schedule 1.2(a)(i) Persons that will receive the Purchaser Shares as provided in Section 1.2(a)(i), together with the respective percentage allocations of such shares. Notwithstanding anything to the contrary, IP Purchaser shall be entitled, in its sole discretion, to determine whether any Person included in such schedule may not receive Purchaser Shares due to applicable Legal Requirements or securities laws. In such event, IP Purchaser shall promptly notify Seller of such determination and the Seller shall deliver to the Purchaser a revised Schedule 1.2(a)(i) that does not include such Person(s).

(b) Schedule 1.2(a)(ii)(4) to the Purchasers, which schedule shall include a list of the Affected Employees to receive a signing bonus as provided in Section 1.2(a)(ii)(4), together with the respective amounts of such signing bonuses, such amount not to exceed US$275,000.

5.	CERTAIN POST-CLOSING COVENANTS

5.1 Further Actions. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver and shall cause their Affiliates to execute and deliver such other instruments and do and perform such other acts and things as may be necessary or reasonably desirable for effecting completely the consummation of the Transactions and the other transactions contemplated hereby. From and after the Closing Date, the Seller shall cooperate with the Purchasers and the Purchasers’ Affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchasers may reasonably request, for the purpose of evidencing the Transactions and putting the Purchasers in possession and control of all of the Assets, all at the expense of the Purchaser. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchasers any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. Notwithstanding the foregoing, neither party shall be obligated to contest or litigate any proposed injunction or other order preventing the consummation of the Transactions. Without limiting the foregoing, on the Closing Date, Seller shall direct the domain name that is the subject of the Domain Name Assignment Agreement to an IP address identified by Purchaser and will initiate with the applicable domain name registrar a request for the transfer of this domain name to Purchaser. Without limiting the foregoing, from and after the Closing Date, Seller shall take all necessary steps to effectuate the transfer and assignment of this domain name to Purchaser. Notwithstanding the foregoing, the Purchasers shall forward to the email addresses identified by Seller those emails delivered to the domain names celestialsemi.com at the Identified Email Addresses. “Identified Email Addresses” means the email addresses for those employees of Seller after the Closing who are not Affected Employees and who have been agreed upon in writing by Purchaser and Seller.

5.2 Publicity. Without limiting the generality of anything contained in Section 4.7, the Seller shall ensure that, on and at all times after the Closing Date: (a) no press release or other publicity concerning any of the Transactions is issued or otherwise disseminated by or on behalf of the Seller without the prior mutual written consent of IP Purchaser; (b) except to the extent filed with the SEC, the Seller continues to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; and (c) the Seller keeps strictly confidential, and the Seller does not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchasers or any Affiliate of the Purchasers. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, the Seller will not issue any such press release or make any such public statement without IP Purchaser’s prior written consent, such consent not to be unreasonably withheld. The restrictions set forth in this Section 5.2 shall not apply to any press release or other public statement relating to the terms of this Agreement or the transactions contemplated hereby, to the extent that the content and substance of such press release or other public statement is consistent with the content and substance of any prior press release or other public statement previously approved by the other party for issuance pursuant to this Section 5.2.

5.3 Seller Business Activities. Upon the Closing, except as set forth in the Transition Services Agreement, the Seller shall not conduct, and shall cause each of the Subsidiary to not conduct, any business activities, other than those reasonably necessary perform their respective obligations pursuant to the Transactional Agreements. Within twelve (12) months after the Closing, the Seller and each Subsidiary, shall change its name to a name that does not include the word “Celestial” or any variation thereof and that is satisfactory to IP

Purchaser. From the Closing, none of the Seller or any Subsidiary shall use the word “Celestial” when identifying itself in any commercial communications or transactions with customers, suppliers, partners or any other member of the public. Notwithstanding the forgoing, the Seller and each Subsidiary shall be entitled to use the name “Celestial” to the extent necessary in correspondence with government officials to facilitate the Seller’s or such Subsidiary’s shut down and liquidation.

5.4 Tax Matters. Seller shall and Seller shall ensure that Celestial China shall cooperate fully with Purchasers and their Affiliates in connection with and any audit, litigation or other proceeding with respect to any Taxes related to any taxable period ending before the Closing Date and any portion of a taxable period ending on the Closing Date. Such cooperation shall include the retention and (upon the other Party’s request) the provision of Tax Returns, records and information that are reasonably relevant to any such audit, litigation or other proceeding and making directors, officers and employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Seller agrees to and shall ensure that Celestial China (A) retains all Tax Returns, books and records with respect to Tax matters relating to any taxable period or portion thereof ending on or before the Closing Date until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any taxing authority, and (B) gives Purchaser reasonable written notice prior to transferring, destroying or discarding any such Tax Returns, books and records.

5.5 Resale Registration Statement. Pursuant to the terms of the Shareholders Agreement, IP Purchaser shall prepare and file with the SEC, as soon as practicable following the Closing but in no event later than thirty (30) days after the Closing, a registration statement on Form S-3 relating to the Purchaser Shares and shall use all reasonable efforts to (i) cause such registration statement to become effective, and (ii) keep such registration statement effective for up to six (6) months from the Closing.

5.6 Registration of PRC IP Licenses. Promptly following the Closing, the Seller shall, at the Purchasers’ cost and with the cooperation of the Purchasers, filed, register and complete all the necessary registrations at the relevant governmental authority for the IP Licenses.

5.7	Branch Office; Affected Employees.

(a) Promptly following the Closing, the Purchasers shall cause Cavium China to complete all necessary filings and registrations with the relevant Governmental Bodies in order to establish a branch office of Cavium China in Beijing.

(b) Upon the Employee Transition Date, (i) Cavium China shall enter into employment agreements with each of the Affected Employees that executed and delivered the Affected Employee Employment Documents as specified in Section 6.7, in each case on identical terms and conditions as set forth in the Affected Employee Employment Documents with such employee entered into on or before the Closing Date. All accrued salaries, bonuses, gratuities and all other termination-related payments (other than severance) as required to be paid pursuant to any applicable Legal Requirement to such Affected Employees upon termination of their employment with Celestial China (if any) shall be paid by the Seller and Celestial China in accordance with the Mutual Termination and Transfer Agreement entered into with such employee.

6.	CONDITIONS PRECEDENT TO THE PURCHASERS’ OBLIGATION TO CLOSE.

The Purchasers’ obligation to purchase the Assets and to take the other actions required to be taken by the Purchasers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the IP Purchaser, in whole or in part, in writing):

6.1 Accuracy of Representations. All of the representations and warranties made by the Seller in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any update to the Disclosure Schedule made or purported to be made after the date of this Agreement (in each case except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects with respect to such specified date). All of the representations and warranties made by all Persons (other than IP Purchaser), including the Schedule 1.2(a)(ii) Persons, in the Shareholders Agreement (as defined below in Section 6.5(j)) (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all respects as of the date of the Shareholders Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any update to the Disclosure Schedule made or purported to be made after the date of this Agreement.

6.2 Performance of Obligations. All of the covenants and obligations that the Seller are required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects.

6.3 Consents. Each of the Consents identified in Part 2.27 of the Disclosure Schedule shall have been obtained and delivered to IP Purchaser and shall be in full force and effect and Cavium PRC shall have received the Cavium PRC New Business License.

6.4 No Material Adverse Change. There shall have been no change in the business, condition, assets, liabilities, operations, financial performance, or net income of the Seller or any Subsidiary since the date of this Agreement, which has had or would reasonably be expected to have a Material Adverse Effect on the Seller on a consolidated basis.

6.5 Additional Documents. IP Purchaser shall have received the following documents:

(a) termination of the Intercompany Agreements in substantially the forms set forth on Exhibit H, executed by the parties thereto;

(b) a payoff letter in form and substance reasonably acceptable to IP Purchaser and executed by Venture Lending & Leasing IV, LLC, whereby Venture Lending & Leasing IV, LLC (i) acknowledges receipt in full of all amounts owed to it by the Seller and its affiliates, including upon receipt of any Scheduled Creditor Payment at Closing and (ii) confirms that it has no security interests, liens or encumbrances on or in any assets or collateral of the Seller or its affiliates (the “VLL Letter”);

(c) a non-competition agreement, executed by Seller, Celestial China and the Key Employees in the form of EXHIBIT J (the “Non-Competition Agreement”);

(d) certified resolutions of the board of directors and shareholders of the Seller and Celestial China approving the Transactions and by their terms confirming the representations set forth in Section 2.31;

(e) the Closing Cash Balance Statement Sheet;

(f) the Closing Certificate;

(g) bill of sale, executed by the Seller, in the form of Exhibit K hereto;

(h) the Shareholders Agreement, in the form of Exhibit L (the “Shareholders Agreement”), executed by all parties thereto (including the Schedule 1.2(a)(ii) Persons), other than the Purchasers;

(i) the Escrow Agreement, executed by all parties thereto, other than the Purchasers;

(j) the Audited Financial Statements and all related consents and documents of the Seller’s auditor and others necessary or advisable to permit IP Purchaser to file the Audited Financial Statements with the SEC, all in form and substance reasonably acceptable to IP Purchaser;

(k) a legal opinion of Maples & Calder, dated as of the Closing Date, in the form of Exhibit M;

(l) agreements between IP Purchaser (or an affiliate thereof) and each of the Seller’s and Celestial China’s customers and vendors listed on Schedule 6.5(l), in form and substance acceptable to IP Purchaser;

(m) agreements between the Seller or Celestial China and each of the Seller’s or Celestial China distributors listed on Schedule 6.5(m), to transfer the outstanding rights and obligations of the Seller or Celestial China to the IP Purchaser under the previous agreements between the Seller or Celestial China and each of the Seller’s or Celestial China’s distributors;

(n) the Transition Services Agreement, in the form of Exhibit Y, executed by Celestial China;

(o) Cavium Shanghai and Celestial China will enter into (i) a trademark license agreement in form and substance acceptable to Purchaser and Seller whereby Celestial China grants Cavium Shanghai an irrevocable, royalty-free, transferable, worldwide, exclusive license to use, reproduce, display, and perform the Trademarks set forth on Schedule 6.5(o)(i) in connection with the conduct of Cavium China’s business activities (the “Trademark License Agreement”), which shall be attached to this Agreement as Exhibit N at Closing), and (ii) a patent license agreement in form and substance acceptable to Purchaser and Seller whereby Celestial China grants Cavium Shanghai an irrevocable, royalty-free, transferable, worldwide, exclusive license under the Licensed Patents set forth on Schedule 6.5(o)(ii), to: (a) use, develop, make, have made, sell, offer to sell, import, lease, and otherwise dispose of any Licensed Product; (b) use any method or process in manufacturing Licensed Products; (c) use and perform any Licensed Method; and (d) otherwise practice the claimed inventions in every manner (the “Patent License Agreement”), which shall be attached to this Agreement as Exhibit O at Closing.

(p) the Indemnification Agreement in the form of Exhibit P, executed by each of the parties thereto, other than the IP Purchaser;

(q) the Assignment and Assumption Agreement in the form of Exhibit D, executed by the Seller and Celestial China;

(r) the patent assignment agreement, in the form of Exhibit Q hereto;

(s) The Seller shall have obtained the written consent (if required) from each of relevant third parties in connection with the assignment or novation to the Acquirer of all of the Seller’s rights and interest under the Assumed Contracts;

(t) a completed Schedule 1.2(a)(ii)(4) in the form attached hereto;

(u) Domain Name Assignment Agreement in the form of Exhibit R (the “Domain Name Assignment Agreement”), executed by the Seller; and

(v) the Celestial China Asset Purchase Agreement in the form of Exhibit S, executed by Celestial China.

6.6 Celestial China Asset Purchase Agreement. All closing conditions set forth in Section 6 of the Celestial China Asset Purchase Agreement shall have been satisfied.

6.7	Employees.

(a) Each of the Key Employees listed on Schedule 6.7(a) and at least eighty-five percent (85%) of the Affected Employees set forth on Schedule 4.9(a) and Schedule 4.9(b) in the aggregate shall have accepted employment by Cavium China or IP Purchaser, as appropriate, effective as of Employee Transition Date pursuant to the terms and conditions as set forth in their respective Offer Letters. All of the Chinese Affected Employees who have accepted employment by Cavium China pursuant to this Section 6.7(a) shall have executed and delivered to Seller and Cavium China the Mutual Termination and Transfer Agreements in the form of Exhibit T.

(b) At least sixty percent (60%) of all of the Celestial China Affected Employees and ninety-five percent (95%) of the Celestial China Affected Employees listed on Schedule 6.7(b) shall have executed and delivered to Seller and Cavium China the Confirmatory Assignment Agreements in the form of Exhibit U.

The Offer Letters and Mutual Termination and Transfer Agreements shall collectively be referred to as the “Affected Employee Employment Documents”.

6.8 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened in writing against either Purchaser, or against any Person affiliated with either Purchaser, any Proceeding (a) involving any material challenge to, or seeking material damages or other material relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

6.9 No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect, nor shall any action have been taken by any Governmental Body seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Transactions illegal.

6.10 Conversion of Preferred Shares. Effective as of and conditional upon the Closing, all outstanding shares of the Seller’s preferred stock shall convert into Seller’s common shares, and the Seller shall have provided documentation of such conversion in form and substance acceptable to the Purchasers.

6.11 Intellectual Property Freely Transferable. The work product, Intellectual Property and Intellectual Property Rights arising from the Intercompany Agreements involving Celestial China are freely transferable from Celestial China to Seller, as evidenced by the confirmation from the Seller in the Closing Certificate that no notice from MOFCOM that the work product, Intellectual Property, and Intellectual Property Rights arising from the Intercompany Agreements involving Celestial China are restricted or prohibited for transfer from Celestial China to Seller has been received.

7.	CONDITIONS PRECEDENT TO THE SELLER’S OBLIGATION TO CLOSE.

The Seller’s obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

7.1 Accuracy of Representations. All of the representations and warranties made by the Purchasers in this Agreement (considered collectively), and each of said representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date.

7.2 Purchaser’s Performance. All of the covenants and obligations that the Purchasers are required to comply with or to perform pursuant to this Agreement at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been complied with and performed in all material respects.

7.3 Documents and Agreements. The Seller shall have received the following documents and payments:

(a) the Celestial China Asset Purchase Agreement, executed by Cavium China;

(b) the Transition Services Agreement, executed by Cavium China;

(c) the Trademark License Agreement, in the form of EXHIBIT N and the Patent License Agreement in the form of

EXHIBIT O, in each case executed by Celestial China;

(d) the Shareholders Agreement, executed by IP Purchaser;

(e) the Escrow Agreement, executed by the Purchasers;

(f) the Indemnification Agreement in the form of EXHIBIT P, executed by the IP Purchaser;

(g) the Assignment and Assumption Agreement in the form of EXHIBIT D, executed by the IP Purchaser;

(h) the Affected Employee Employment Documents, executed by Cavium China or IP Purchaser, as appropriate, in accordance with the thresholds set forth in Section 6.7;

(i) documentary evidence of the payment of the Escrow Amount into the Escrow Account as provided in Section 1.2(a)(ii)(1);

(j) documentary evidence of the Closing payment of the Scheduled Creditor Payments as provided in Section 1.2(a)(ii)(2) and the Excess Transaction Fees Payments as provided in Section 1.2(a)(ii)(3);

(k) the Net Closing Payment as provided in Section 1.2(a)(ii)(5);

(l) Seller shall have received a certified copy of the resolutions of the Board of Directors of IP Purchaser authorizing the transactions contemplated hereby and the execution, delivery and performance of relevant Transactional Agreements to which it is a party therein;

(m) Seller shall have received an opinion of IP Purchaser’s US counsel, dated the Closing Date, in substantially the form of Exhibit V; and

(n) Seller shall have been provided with a certificate dated the Closing Date, executed by each Purchaser by its Chief Executive Officer, President, or Chief Financial Officer to the effect that, as of the Closing Date, the conditions provided for in Sections 7.1 and 7.2 have been satisfied. The certificate shall have the effect of affirming the representations and warranties made by Purchasers on and as of the Closing Date.

7.4 No Prohibition. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Transactions shall be in effect, nor shall any action have been taken by any Governmental Body seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Transactions illegal.

7.5 Shareholder Approval. To the extent required by applicable Legal Requirements, the Transactions and this Agreement shall have been duly approved by the shareholders of Seller by the requisite vote under applicable Legal Requirements.

8.	TERMINATION.

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by the Purchasers if (i) there is a material Breach of any covenant or obligation of the Seller and such Breach shall not have been cured within ten days after the delivery of notice thereof to the Seller, or (ii) the Purchasers reasonably determine that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of either Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

(b) by the Seller if (i) there is a material Breach of any covenant or obligation of the Purchasers and such Breach shall not have been cured within ten days after the delivery of notice thereof to the Purchasers, or (ii) the Seller reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

(c) by the Purchasers at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

(d) by the Seller at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

(e) by the Purchasers if the Closing has not taken place on or before May 2, 2011 (other than as a result of any failure on the part of the Purchasers to comply with or perform its covenants and obligations under this Agreement);

(f) by the Seller if the Closing has not taken place on or before May 2, 2011 (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement and as provided in Section 1.5(a)); or

(g) by the mutual written consent of the Purchasers and the Seller.

8.2 Termination Procedures. If the Purchasers wish to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), the Purchasers shall deliver to the Seller a written notice stating that the Purchasers are terminating this Agreement and setting forth a brief description of the basis on which the Purchasers are terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Seller shall deliver to the Purchasers a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any Breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the parties shall, in all events, remains bound by and continue to be subject to Section 4.7 and Section 10.

8.4 Nonexclusivity of Termination Rights. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

9.	INDEMNIFICATION, ETC.

9.1	Survival of Representations and Covenants.

(a) The representations, warranties, covenants and obligations of each party to this Agreement shall survive the Closing and the sale of the Assets to the Purchasers and, subject to the terms of this Section 9, any subsequent disposition of any or all of the Assets by the Purchasers. Except as set forth in Section 9.1(b) and (c), all of said representations, warranties, covenants and obligations shall remain in full force and effect and shall expire on the first anniversary of the Closing, provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty is delivered to a Party on or prior to such first anniversary, then, notwithstanding anything to the contrary contained in this Section 9.1(a), then each claim asserted in such Claim Notice shall survive the first anniversary of the Closing until such time as such claims are fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the IP Purchaser or by means of a final, non-appealable arbitration award.

(b) Representations, Warranties and Covenants of Seller. Subject to Section 9.1(d), absent fraud or willful misconduct, (i) the representations and warranties set forth in Sections 2.1 (“Due Organization; No Subsidiaries; Etc.”), 2.3 (“Capitalization”) and 2.26 (“Authority; Binding Nature of Agreements”) shall expire on the fourth anniversary of the Closing Date and (ii) the representations and warranties set forth in Section 2.18 (“Tax Matters”) shall survive until the termination of any applicable statute of limitations (as extended); provided, however, that if a Claim Notice (as defined below) relating to any representation or warranty set forth in any of said Sections is given to the Shareholders Agent on or prior to the fourth anniversary of the Closing Date or the closing of the applicable statute of limitations, as applicable, then, notwithstanding anything to the contrary contained in this Section 9.1(b), then each claim asserted in such Claim Notice shall survive the fourth anniversary of the Closing until such time as such claims are fully and finally resolved, either by means of a written settlement agreement executed on behalf of the Seller and the IP Purchaser or by means of a final, non-appealable arbitration award. The representations, warranties, covenants and obligations of the Seller, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(c) For purposes of this Agreement, a “Claim Notice” relating to a particular representation or warranty shall be deemed to have been given if any party to this Agreement, acting in good faith, delivers to the other party a written notice stating that such party believes that there is or has been a possible Breach of such representation or warranty and containing (i) a brief description of the circumstances supporting such party’s belief that there is or has been such a possible Breach, and (ii) a non-binding, preliminary estimate of the aggregate dollar amount of the actual and potential Indemnifiable Damages that have arisen and may arise as a direct result of such possible Breach.

9.2	Indemnification by the Seller.

(a) The Seller shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Indemnifiable Damages connected with:

(i) any Breach of any representation or warranty made by the Seller in this Agreement as of the date of this Agreement (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty, and without giving effect to any update to the Disclosure Schedule);

(ii) any Breach of any representation, warranty, statement, information or provision contained in the Disclosure Schedule, the Closing Certificate or in any other document delivered or otherwise made available to the Purchasers or any of their Representatives by or on behalf of the Seller or any Representative of the Seller;

(iii) any Breach of any representation or warranty made by Celestial China in the Celestial China Asset Purchase Agreement (without giving effect to any qualification as to materiality contained or incorporated in such representation or warranty, and without giving effect to any update to the disclosure schedule described therein);

(iv) any Breach by Celestial China of any representation, warranty, statement, information or provision contained in the disclosure schedule or closing certificate deliverable in connection with the Celestial China Asset Purchase Agreement or in any other document delivered or otherwise made available to the Purchasers, Cavium China or any of their Representatives by or on behalf of Celestial China, in connection with the Celestial China Asset Purchase Agreement;

(v) any Breach of any covenant or obligation of the Seller or Celestial China contained in any of the Transactional Agreements;

(vi) any Liability of the Seller or of any Related Party, other than the Assumed Liabilities;

(vii) any Liability (other than the Assumed Liabilities) to which the Purchaser or any of the other Indemnitees may become subject and that arises directly from or relates directly to (A) any product produced or sold or any services performed by or on behalf of the Seller or Celestial China at any time prior to the Closing Date, (B) the presence of any Hazardous Material at any site owned, leased, occupied or controlled by the Seller or Celestial China on or at any time prior to the Closing Date, (C) the generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release or disposal of any Hazardous Material (whether lawfully or unlawfully) by or on behalf of the Seller or Celestial China, (D) the operation by the Seller or Celestial China of their respective businesses at any time prior to the Closing Date, or (E) any failure to comply with any bulk transfer law or similar Legal Requirement in connection with any of the Transactions;

(viii) any matter identified or referred to in Part 2.25 of the Disclosure Schedule;

(ix) any Breach of any representation and warranty set forth in Section 2.4(c) regarding the Audited Financial Statements;

(x) any PRC Liability; or

(xi) any inaccuracy in Schedule 1.2(a)(ii)(3); or

(xii) any fraud, intentional misrepresentation or willful misconduct by the Seller or any Subsidiary in connection with this Agreement, Celestial China Asset Purchase Agreement or the transactions contemplated hereby and thereby;

(xiii) any Proceeding relating directly or indirectly to any Breach, alleged Breach, Liability or matter of the type referred to in clauses “(i)” – “(xii)” above or clauses “(xiv)”-”(xvii)” below (in each case, including any Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9);

(xiv) any Breach of any representation and warranty set forth in Section 2.4(b);

(xv) any Liability relating to any claim by any ex-employee of Seller or any Subsidiary based on the grant or exploitation of such employee’s service invention or creation or patented invention;

(xvi) any Excess Severance Obligation;

(xvii) the failure of at least eighty-five percent (85%) of the Affected Employees set forth on Schedule 4.9(a) and Schedule 4.9(b) in the aggregate or one or more of Key Employees to begin work for Cavium China or IP Purchaser on the Employee Transition Date pursuant to Section 5.6; or

(xviii) any failure of the work product, Intellectual Property, and Intellectual Property Rights arising from the Intercompany Agreements involving Celestial China to be freely transferable from Celestial China to Seller.

(b) Subject to Section 9.2(c), the Seller shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any Breach as set forth in such section until such time as the total amount of all Indemnifiable Damages (including the Indemnifiable Damages arising from such Breach and all other Indemnifiable Damages arising from any other Breaches of any representations or warranties) that have been directly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000. If the total amount of such Indemnifiable Damages exceeds $250,000, the Indemnitees shall only be entitled to be indemnified against and compensated and reimbursed for the amount of such Indemnifiable Damages in excess of $250,000, subject to Section 9.4.

(c) The limitation on the indemnification obligations of the Seller that is set forth in Section 9.2(b) shall not apply to: (i) any Breach of Section 2.18 “Tax Matters”; or (ii) the matters referred to in clauses “(v)”, “(vii)”, “(viii)”, “(x)”, “(xi)”, “(xii)”, “(xiv)”, “(xv)”, “(xvi)”, “(xvii)” or “(xviii)” in Section 9.2(a) above; or (iv) any Proceedings related to any of the matters referred to in the foregoing clauses “(i) through “(ii)”.

(d) The parties agree that Indemnifiable Damages payable pursuant to this Section 9.2 shall be first recovered pursuant to the Escrow and then, to the extent reasonably possible, by setting off against amounts otherwise due and payable pursuant to Section 1.2(b), if any, before seeking other monetary recovery.

9.3	Indemnification by the Purchasers.

(a) The Purchasers shall hold harmless and indemnify the Seller from and against, and shall compensate and reimburse the Seller for, any Indemnifiable Damages connected with:

(i) any failure on the part of the Purchasers to perform and discharge the Assumed Liabilities on a timely basis;

(ii) any Breach of any representation or warranty made by the Purchasers in this Agreement;

(iii) the Purchasers’ performance under the Assumed Contracts after the Closing Date;

(iv) any Breach of any representation or warranty made by Cavium China in the Celestial China Asset Purchase Agreement;

(v) any Breach of any covenant or obligation of the Purchasers or Cavium China contained in any of the Transactional Agreements; or

(vi) any Proceeding relating directly or indirectly to any failure or Breach of the type referred to in clause “(i)” or “(ii)” above (including any Proceeding commenced by the Seller for the purpose of enforcing its rights under this Section 9.3).

(b) The Purchasers shall not be required to make any indemnification payment pursuant to Section 9.3(a) for any Breach of any of its representations and warranties until such time as the total amount of all Indemnifiable Damages (including the Indemnifiable Damages arising from such Breach and all other Indemnifiable Damages arising from any other Breaches of its representations or warranties) that have been directly suffered or incurred by the Seller, or to which the Seller have otherwise become subject, exceeds $250,000 in the aggregate. If the total amount of such Indemnifiable Damages exceeds $250,000 in the aggregate, the Seller shall be entitled to be indemnified against and compensated and reimbursed for the amount of such Indemnifiable Damages in excess of $250,000.

(c) The limitation on the indemnification obligations of the Purchasers that is set forth in Section 9.3(b) shall not apply to the matters referred to in clauses “(i)”, “(iii)”, “(v)”, or any Proceedings related to any of the matters referred to in the foregoing clauses.

9.4	Exclusivity of Indemnification Remedies; Mitigation.

(a) From and after the Closing, except as set forth herein (including Sections 9.4(b)), recourse of the Purchasers to the Escrow Amount pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of the Purchasers and the other Indemnitees for Indemnifiable Damages under the indemnification provisions contained in, and for any breach of, this Agreement (it being understood that nothing in this Section 9.4 or elsewhere in this Agreement shall affect the Purchasers’ rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing). Except as set forth in the Indemnification Agreement, no former shareholder, optionholder, warrantholder, officer, director, employee or agent of the Seller or its Subsidiaries shall have any personal liability to the Purchasers after the Closing in connection with the transactions contemplated by this Agreement.

(b) Notwithstanding Section 9.4(a), (A) the Purchasers are also entitled to seek recourse against the Seller with respect to Indemnifiable Damages arising directly from (i) any Breach by the Seller of the Fundamental Representations and matters described in Section 9.2(a)(xi) and Section 9.2(xii), provided, that the Purchaser shall first seek recourse against the Escrow Amount with respect to such Indemnifiable Damages; and (B) the Purchasers’ recourse for Indemnifiable Damages resulting from (i) any Breach by the Seller of the Fundamental Representations and matters described in Section 9.2(a)(xi) and Section 9.2(xii), shall be limited to $27,500,000, and (ii) the matters described in Section 9.2(a)(xvii) shall be limited to a maximum of US$2,000,000.

(c) The limitations set forth in Section 9.4(a) and 9.4(b) shall not apply in connection with Indemnifiable Damages arising or resulting from actual (rather than constructive) fraud or from failures or refusals to perform any covenant under this Agreement, provided that the Purchaser shall first seek recourse against the Escrow Amount with respect to such Indemnifiable Damages.

(d) The Purchasers and all Indemnitees acknowledge their obligations under principles of common law to mitigate Indemnifiable Damages for which Indemnitees may be entitled to indemnification hereunder.

(e) Except with respect to their own fraudulent acts and as set forth in the Shareholders Agreement or any other agreement between a Purchaser or an Affiliate thereof and such Person, the personal liability of any former shareholder, optionholder or warrantholder, of the Seller or its Subsidiaries to the Purchasers after the Closing as a direct or indirect securityholder of the Seller in connection with the transactions contemplated by this Agreement shall be limited as set forth in Section 9.2 and this Section 9.4 and shall further be limited to the Purchase Price and the PRC Purchase Price actually received directly or indirectly by such Person.

9.5	Defense of Third Party Claims.

(a) In the event that an Indemnitee receives notice of the assertion of any claim or the commencement of any Proceeding by a third party in respect of which indemnity may be sought under the provisions of this Section 9, or reasonably believes that any such claim will be asserted or commenced (“Third Party Claim”), the IP Purchaser shall notify the Seller in writing of such Third Party Claim (“Notice of Claim”). The Notice of Claim shall set forth: (i) that an Indemnitee has incurred Indemnifiable Damages or anticipates that it will incur Indemnifiable Damages for which such Indemnitee is entitled to indemnification pursuant to this Agreement; (ii) the amount of such Indemnifiable Damages, if known, or, if not known, a reasonable estimate of the foreseeable maximum amount of such Indemnifiable Damages (which estimate shall not be conclusive of the final amount of such Indemnifiable Damages ); and (iii) a description of the basis for such Third Party Claim. Failure or delay in notifying the Seller will not relieve the Indemnitors of any liability they may have to the Indemnitee, except and only to the extent that such failure or delay causes actual harm to the Indemnitors with respect to such Third Party Claim.

(b) The IP Purchaser shall have the right, at its election, to proceed with the defense of Third Party Claims on its own; provided, however, that the Seller shall have the right to employ separate counsel in any such Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Seller; provided, however, the expenses of the Seller shall be reimbursed to the extent possible from the Escrow Fund to the extent any amounts remain in the Escrow Fund immediately prior to final distribution to the Seller or its designees.

(c) If IP Purchaser so elects to proceed with the defense of any such Third Party Claim:

(i) the Seller shall make available to the Purchasers any documents and materials in its possession or control that may be reasonably necessary to the defense of such Third Party Claim;

(ii) the IP Purchaser shall have the right to settle, adjust or compromise such Third Party Claim with the prior written consent of the Seller, which shall not be unreasonably withheld; provided, however, if the Seller reasonably refuses consent to such settlement, adjustment or compromise, the amount of such settlement, adjustment or compromise of such Third Party Claim shall not be determinative of the validity of the claim against the Escrow Fund or the amount of Indemnifiable Damages recoverable hereunder.

(d) If the IP Purchaser does not elect to proceed with the defense of any such claim or Proceeding, the Seller may proceed with the defense of such Third Party Claim with counsel reasonably satisfactory to the IP Purchaser and the expense of said defense shall be paid out of the Escrow Fund. If the Seller assumes the defense of a Third Party Claim, it will take all reasonable steps in the defense, prosecution, or settlement of such claim or litigation. The Seller will not consent to the entry of any judgment or enter into any settlement except with the written consent of the Indemnitee; provided, however, the consent of the Indemnitee shall not be required if all of the following conditions are met: (i) the terms of the judgment or proposed settlement include as an unconditional term thereof the giving to the Indemnitee by the third party of a release of the Indemnitee from all liability in respect of such Third Party Claim; (ii) there is no finding or admission of (A) any violation of Law by the Indemnitee, (B) any violation of the rights of any Person and (C) no effect on any other action or claims of a similar nature that may be made against the Indemnitee; and (iii) the sole form of relief is monetary damages which will be paid in full from the Escrow Fund. The Indemnitee will provide reasonable cooperation in the defense of the Third Party Claim. If the Seller is not reasonably conducting the defense of the Third Party Claim in good faith, the Indemnitee shall have the right to assume the defense of the Third Party Claim, subject to the right of the Seller to employ separate counsel in any such

Third Party Claim and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the cost and expense of the Seller.

9.6 Exercise of Remedies by Indemnitees Other Than the Purchasers. No Indemnitee (other than the Purchasers or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the IP Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

9.7 Limitation of Indemnifiable Damages. Notwithstanding any other provision in this Agreement to the contrary, no indemnifying Party shall be liable to any indemnified Party for any Indemnifiable Damages of the indemnified Party comprised of punitive damages unless such punitive damages were awarded to an unaffiliated third party against such indemnified Party.

9.8 Purchase Price Adjustment. Any payment made pursuant to this Section 9 will be treated by the Seller and the Purchasers as an adjustment to the purchase price payable under Section 1.

9.9 No Double Recovery; Waiver of Claims.

(a) In this Section:

(i) the “Purchasers’ Parties” shall mean IP Purchaser, Inventory Purchaser and their Affiliates, and the other Indemnitees immediately and from time to time after the Closing Date;

(ii) the “Seller’s Parties” shall mean the Seller and its Subsidiaries, and their respective Affiliates.

(b) The Purchasers on the one hand, and the Seller on the other hand, hereby acknowledge that this Agreement and certain Transactional Agreements contain representations, warranties, covenants, undertakings, agreements and indemnities of and by certain Seller’s Parties in favor and for the benefit of the Purchasers’ Parties, and (A) certain of the Transactional Agreements are governed by PRC Law and, pursuant to the terms of such agreements, any disputes between the parties thereto arising thereunder are to be settled through arbitration in the PRC, and (B) certain of the Transactional Documents are governed by California law and, pursuant to the terms of such agreements, any disputes between the parties thereto arising thereunder are to be referred to the American Arbitration Association (“AAA”) pursuant to Section 10.10 to be settled by arbitration.

(c) The Purchasers and the Seller hereby acknowledge that this Agreement and certain Transactional Agreements contain representations, warranties, covenants, undertakings, agreements and indemnities of and by certain Seller’s Parties in favour and for the benefit of the Purchasers’ Parties.

(d) In the event of the occurrence of any facts or circumstances that result in Damages to any Purchasers’ Parties under this Agreement or any other Transactional Agreement, if the same set of facts or circumstances also result in Damages under any other Transactional Agreement, then the parties agree that the Seller’s Parties or the Purchaser’s Parties, as the case may be, may collect such Damages only once, and the parties further agree that the provisions set forth in Sections 9.2(c), 9.4, 9.5 9.6 and 9.7 shall apply to any action to seek Damages with respect to such facts or circumstances.

(e) For the avoidance of doubt, in the event of a Final Chinese Arbitration Award for which the Purchasers’ Parties would be entitled to seek indemnification pursuant to terms of this Agreement, the Purchasers’ Parties may not seek such indemnification if any Purchaser Party shall have already collected such Damages from Celestial PRC or any other Seller’s Party.

(f) The Seller shall act for itself and as agent for and on behalf of all the other Seller’s Parties, and this Agreement shall bind such other entities to that extent, and IP Purchaser shall act for itself and as agent for and on behalf of all of the other Purchasers’ Parties, and this Agreement shall bind such other entities to that extent.

10.	MISCELLANEOUS PROVISIONS.

10.1 Shareholders’ Agent. By virtue of their approval of this Agreement, the Seller’s shareholders shall have approved, among other matters, the indemnification and escrow terms set forth in Sections 1 and 9 and the expense reimbursement provisions in Section 10.4 and shall irrevocably appoint the Seller as their agent for purposes of Section 9 and Section 10.4 to give and receive notices and communications, to authorize delivery to the Purchasers cash or other property from the Escrow Fund (as defined in the Escrow Agreement), to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification Claims, and to take all actions necessary or appropriate in the judgment of the Seller for the accomplishment of the foregoing. The Seller hereby accepts his appointment as the agent of the shareholders of the Seller as provided in this Section 10.1. The Purchasers shall be entitled to deal exclusively with the Seller on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller shareholder by the Seller, and on any other action taken or purported to be taken on behalf of any Seller shareholder by the Seller, as fully binding upon such Seller shareholder. If the Seller shall become disabled or otherwise be unable to fulfill its responsibilities as agent of the Seller shareholders, then the Seller shareholders shall, within ten days after such disability, appoint a successor agent and, promptly thereafter, shall notify the Purchasers of the identity of such successor. Any such successor shall become the agent of the Shareholders for purposes of Section 9 and this Section 10.1. No bond shall be required for the agent of the Shareholders. If for any reason there is no Shareholders’ agent at any time, all references herein to the Shareholders’ agent shall be deemed to refer to the Indemnitors. The Seller shall not be responsible for any act done or omitted thereunder as Shareholders’ agent while acting in good faith and in the exercise of reasonable judgment. By virtue of their approval of this Agreement, the Seller’s shareholders hereby agree to pay (i) the reasonable fees of the Seller relating to his services performed in such capacity, and (ii) all reasonable costs and expenses, including those of any legal counsel or other professional retained by the Seller, in connection with the acceptance and administration of the Seller’s duties hereunder. Subject to the prior right of Parent to make claims for Indemnifiable Damages, the Seller shall have the right to recover from the Escrow Fund prior to any distribution to the Seller’s shareholders, any reasonable fees, costs and expenses, including those of any legal counsel or other professional retained by the Seller, in connection with the performance, acceptance and administration of the Seller’s duties hereunder.

10.2 Obligations. The obligations and liability of any party shall not be limited in any way by: (i) any failure on the part of any other party (or, if applicable, any other Indemnitee) to exercise any right or assert any claim against the party; (i) the dissolution or insolvency of, or the appointment of any receiver, conservator or liquidator for, or the commencement of any bankruptcy, reorganization, moratorium, arrangement or other proceeding by, against or with respect to, the party; or (iii) any merger or consolidation of that party with or into any other Entity. The obligations and liability of any single Purchaser and/or of the Purchasers collectively pursuant to this Agreement shall be deemed to be the joint and several obligations and liability of all of the Purchasers, without regard to the construction of any provision contained herein or therein.

10.3	Further Assurances; Further Conveyances and Assumptions.

(a) Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

(b) Nothing in this Agreement nor the consummation of the Transactions shall be construed as an attempt or agreement to sell, transfer, assign, convey or deliver any Assets, which by its terms or by law is not transferable or assignable, as applicable without the consent of a third party or is cancelable or terminable by a third party in the event that such a transfer or assignment (“Nonassignable Assets”) unless and until such consents or waiver shall be given. Seller agrees, or to cause its Affiliates, to cooperate with Purchasers at their request in endeavoring to obtain such consents promptly; provided, however, that such cooperation shall not require Seller or its Affiliates to remain secondarily liable or to make any payment to obtain any such consent with respect to any Nonassignable Asset.

(c) Purchaser and Seller agree to use their respective Best Efforts to obtain, or cause to be obtained, any consent, waiver, substitution, approval, or amendment required to (i) sell, transfer, assign, convey and deliver the Assets or (ii) novate all obligations under any and all Assumed Contracts or other obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, the relevant Purchaser shall be sole responsible for the Assumed Liabilities. To the extent permitted by applicable law, in the event consents or waivers to the assignment thereof cannot be obtained prior to the Closing Date and, to the extent such waivers or consents are conditions to

Closing set forth in Section 6 and are waived by the Purchasers, such Nonassignable Assets shall be held, as and from the Closing Date, by Seller or the applicable Affiliate of Seller in trust for and for the benefit of the relevant Purchaser and the covenants and obligations thereunder arising under the Closing shall be performed by Purchaser in Seller’s or the applicable Affiliate of Seller’s name, and all benefits and obligations arising after the Closing existing thereunder shall be for Purchaser’s account. Seller shall take or cause to be taken such action in its name or otherwise as Purchaser may reasonably request so as to provide Purchase with the benefits of the Nonassignable Assets and to effect collection of money or other consideration to become due and payable under the Nonassignable Assets, and Seller or its Affiliates shall promptly pay over to the relevant Purchaser all money or other consideration received by it in respect of all Nonassignable Assets. The Purchaser and Seller shall each be responsible for one-half of the expense related to such action.

10.4	Fees and Expenses.

(a) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Seller thereunder), this Section 10.4 and Section 10.5, the Seller shall bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of the Seller in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchasers and their Representatives with respect to the business of the Seller (and the furnishing of information to the Purchasers and their Representatives in connection with such investigation and review); (iii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule), the other Transactional Agreements and all bills of sale, assignments, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

(b) Subject to the provisions of Section 9 (including the indemnification and other obligations of the Seller thereunder), this Section 10.4 and Section 10.5, the Purchasers shall bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by or on behalf of the Purchasers in connection with: (i) the negotiation, preparation and review of any letter of intent or similar document relating to any of the Transactions; (ii) the investigation and review conducted by the Purchasers and their Representatives with respect to the business of the Seller; (iii) the negotiation, preparation and review of this Agreement, the other Transactional Agreements and all bills of sale, assignments, certificates, opinions, Consents and other instruments and documents delivered or to be delivered in connection with the Transactions; (iv) the preparation and submission of any filing or notice required to be made or given by the Purchasers in connection with any of the Transactions; and (v) the consummation and performance of the Transactions.

(c) Notwithstanding Section 10.4(a) above, in the event that this Agreement is terminated by the Seller pursuant to

Sections 8.1(b), (d) or (e), then, within thirty days of the later of (i) such termination; or (ii) the Seller providing the Purchasers with invoices for out of pocket costs incurred in preparing the Audited Financial Statements in form satisfactory to the Purchasers, the Purchasers shall reimburse the Seller for such reasonable documented out of pocket costs US$270,000.

10.5 Attorneys’ Fees. If any legal or arbitration action or other legal or arbitration proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled), except as otherwise directed by the relevant court or arbitrator(s), as the case may be.

10.6 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by courier service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to the Seller:

Celestial Semiconductor, Ltd.

c/o Celestial Semiconductor Technology (Beijing) Co., Ltd.

Attn: CEO Office

21/F Quantum Plaza, No. 27 Zhi Chun Road

Hai Dian District, Beijing 100083

Tel: +8610-8235-6565

Facsimile: +8610-8235-1515

with a copy to (which shall not constitute notice):

DLA Piper, Beijing Representative Office

Attention: Steven Liu

20th Floor, South Tower, Beijing Kerry Center

1 Guanghua Road, Chaoyang District

Beijing 1000020, China

Facsimile: +86 10 6561 5158

if to IP Purchaser:

Cavium Networks, Inc.

Attn: Syed Ali

805 East Middlefield Road

Mountain View, CA 94043 USA

Facsimile: (650) 625-9751

with a copy to (which shall not constitute notice):

Cooley LLP

Attention: Vincent Pangrazio

3175 Hanover Street

Palo Alto, CA 94304 USA

Facsimile: 1 650-849-7400

if to Inventory Purchaser:

Cavium Networks Singapore Pte. Ltd.

1, Marina Boulevard

#28-00 One Marina Boulevard

Singapore (018989)

with a copy to (which shall not constitute notice):

Cooley LLP

Attention: Vincent Pangrazio

3175 Hanover Street

Palo Alto, CA 94304 USA

Facsimile: 1 650-849-7400

10.7 Time of the Essence. Time is of the essence of this Agreement.

10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

10.10	Governing Law; Venue.

(a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(b) Except as otherwise set forth in this Section 10.10, the Parties hereby consent to the jurisdiction of the courts located in the County of Santa Clara, State of California, United States, for any claim relating to the enforcement of, or any rights under this Agreement.

(c) In the event that there is a dispute relating to this Agreement, such dispute (an “Arbitrable Dispute”) shall be settled by binding arbitration pursuant to this Section 10.10. It being understood that, for the avoidance of doubt, nothing in this Section 10.10 shall prevent any Party from seeking preliminary injunctive relief or the enforcement of any arbitration award from a court of competent jurisdiction in any venue.

(d) Except as herein specifically stated, any Arbitrable Dispute shall be resolved by arbitration in Santa Clara, California in accordance with the Commercial Arbitration Rules, as then amended and in effect, of the American Arbitration Association (the “AAA Rules”). However, in all events, the provisions contained herein shall govern over any conflicting rules which may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrators shall be entered in any court having jurisdiction over the subject matter thereof. The arbitrators shall have the authority to grant any equitable and legal remedies that would be available if any judicial proceeding was instituted to resolve an Arbitrable Dispute. The final decision of the arbitrators, as entered by a court of competent jurisdiction, will be furnished by the arbitrators to the parties hereto in writing and will constitute a final, conclusive and non-appealable determination of the issue in question, binding upon the parties, and an order with respect thereto may be entered in any court of competent jurisdiction.

(e) Any such arbitration will be conducted before a panel of three arbitrators, who will be compensated for their services at a rate to be determined by the parties or by the American Arbitration Association (the “AAA”), but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon the rate of compensation.

(f) The arbitrators shall be mutually agreed upon by IP Purchaser and the Shareholders Agent, and one of the arbitrators will be a member of the American Board of Trial Advocates or the American College of Trial Lawyers. In the event IP Purchaser and the Shareholders Agent are unable to agree within fifteen (15) Business Days following submission of the dispute to the AAA by one of the parties, each of IP Purchaser and the Shareholders Agent will select one arbitrator, and the two arbitrators will select a third arbitrator from a list of arbitrators who satisfy the criteria set forth in clause “(f)” hereof.

(g) No arbitrator shall have any past or present family, business or other relationship with the Purchasers, Shareholders Agent or the Seller or any Affiliate thereof or director or officer thereof, unless following full disclosure of all such relationships, IP Purchaser and the Shareholders Agent agree in writing to waive such requirement with respect to an individual in connection with any dispute.

(h) Subject to legal privileges, each party will be entitled to discovery in accordance with the U.S. Federal Rules of Civil Procedure. The Purchasers, Shareholders Agent and the Seller agree to act in good faith to promptly exchange relevant documents.

(i) At the arbitration hearing, each party may make written and oral presentations to the arbitrators, present testimony and written evidence and examine witnesses. The arbitrators shall be instructed to render an award, with written opinion, no later than ten (10) Business Days after the conclusion of such hearing, in each case unless otherwise mutually agreed in writing by IP Purchaser and the Shareholders Agent.

(j) IP Purchaser and the Seller will each pay fifty percent (50%) of the initial compensation to be paid to the arbitrator in any such arbitration and fifty percent (50%) of the costs of transcripts and other normal and regular expenses of the arbitration proceedings;

provided, however, that: (A) the prevailing party in any arbitration will be entitled to an award of reasonable and documented attorneys’ fees and costs; and (B) all costs of arbitration, other than those provided for above, will be paid by the losing party, and the arbitrator will be authorized to determine the identity of the prevailing party and the losing party.

(k) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or any other provisions contained in this Section 10.10.

(l) Except as specifically otherwise provided in this Section 10.10, arbitration will be the sole and exclusive remedy of the parties for any Arbitrable Dispute or any other dispute arising out of or relating to this Section 10.10 or the Agreement.

(m) Upon resolution of the arbitration described above in this Section 10.10, if the arbitrator’s award is payable to a party, the paying party shall, within ten (10) Business Days following the entry of the arbitrator’s decision by a court of competent jurisdiction, or such shorter period of time as may be set forth in the arbitrator’s decision, pay the amount of the award specified in the arbitrator’s decision, if any, to the other party.

(n) Notwithstanding the provisions of this Section 10.10, in the event an Indemnitee provides a final arbitration award regarding a Chinese Arbitrable Dispute (a “Final Chinese Arbitration Award”), then, subject to Section 9.8 and the limitations set forth in Section 9, such Final Chinese Arbitration Award shall be determinative with respect to Celestial China’s breach, violation or other liability pursuant to the Celestial China Asset Purchase Agreement. A “Chinese Arbitrable Dispute” is an “Arbitrable Dispute” as defined in the Celestial China Asset Purchase Agreement.

10.11	Successors and Assigns; Parties in Interest.

(a) This Agreement shall be binding upon: the Seller and its successors and assigns (if any); and the Purchasers and their successors and assigns (if any). This Agreement shall inure to the benefit of: the Seller; the Purchasers; the other Indemnitees (subject to Section 9.6); and the respective successors and assigns (if any) of the foregoing.

(b) The Purchasers shall be permitted to assign any of their rights under this Agreement without the Seller’s prior written consent. The Purchasers shall not be permitted to delegate any of their obligations under this Agreement without the Seller’s prior written consent, provided however that the Purchasers may delegate any of their obligations under this Agreement to (i) any acquiror that acquires all or substantially all of IP Purchaser’s business or (ii) any of their respective Affiliates if the Purchasers shall remain primarily liable for the obligations to be assigned, in each case without the prior written consent of the Seller. The Seller shall not be permitted to assign any of its rights or delegate any of its obligations under this Agreement without IP Purchaser’s prior written consent.

(c) Except for the provisions of Section 9 hereof, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, (i) no employee of the Seller or Celestial China shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller, or any Subsidiary shall have any rights under this Agreement or any of the other Transactional Agreements.

10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agrees that: (a) in the event of any Breach or threatened Breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to them) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and (b) such other party shall not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

10.13	Waiver.

(a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of IP Purchaser and the Shareholders Agent.

10.15 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.16 Entire Agreement. The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

10.17 Knowledge. For purposes of this Agreement, the Seller shall be deemed to have “Knowledge” of a particular fact or other matter if any Representative of the Seller or any Subsidiary has or should be reasonably expected to have knowledge of such fact or other matter after reasonable inquiry.

10.18	Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

SELLER:

CELESTIAL SEMICONDUCTOR, LTD.
a Cayman Islands company

	By:	\S\ DANIEL FU

Print Name:	Daniel Fu

	Title:	Chief Executive Officer

PURCHASERS:

CAVIUM NETWORKS, INC.
a Delaware corporation

	By:	\S\ ARTHUR D. CHADWICK

Print Name:	Arthur D. Chadwick

Title:	Vice President of Financing and Administration and Chief Financial Officer

CAVIUM NETWORKS SINGAPORE PTE. LTD., a Singapore company

By:	\S\ SUZANNE SEANDEL

Print Name:	Suzanne Seandel

Title:	Director

List of Omitted Exhibits and Schedules

to that certain

Asset Purchase Agreement, dated as of January 31, 2011,

by and between

Cavium Networks, Inc.,

Cavium Networks Singapore Pte. Ltd. and

Celestial Semiconductor, Ltd.

Pursuant to Item 601(b)(2) of Regulation S-K, Cavium Networks, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or appendix identified below to the Securities and Exchange Commission upon request.

OMITTED EXHIBITS

Exhibit B-1	Assets to be Acquired by Inventory Purchaser
Exhibit B-2	Assets to be Acquired by IP Purchaser
Exhibit C	Escrow Agreement
Exhibit D	Assignment and Assumption Agreement
Exhibit E	Assumed Contracts
Exhibit F	Voting Agreements
Exhibit G-1	Employment Offer Letter (PRC)
Exhibit G-2	Employment Offer Letter (US) - includes Secondment Agreement
Exhibig H	Termination Agreements relating to Inter-company Agreements
Exhibit J	Non-Competition Agreement
Exhibit K	Bills of Sale
Exhibit M	Legal Opinion
Exhibit N	Trademark License (to be attached in agreed form at Closing)
Exhibit O	Patent License (to be attached in agreed form at Closing)
Exhibit P	Indemnification Agreement
Exhibit Q	Patent Assignment Agreement
Exhibit R	Domain Name Assignment Agreement
Exhibit S	Celestial China Asset Purchase Agreement
Exhibit T	Mutual Termination and Transfer Agreement
Exhibit U	Confirmatory Assignment Agreement
Exhibit V	Buyer US Counsel
Exhibit W	Excluded Assets
Exhibit X	Reserved IP
Exhibit Y	Transition Services Agreement

OMITTED SCHEDULES

Disclosure Schedule
Schedule 1.2(a)(i)	Recipients of Cavium Stock (to be provided at Closing)
Schedule 1.2(a)(ii)(2)	Scheduled Creditors Fees Payments
Schedule 1.2(a)(ii)(3)	Excess Transaction Fees Payments
Schedule 1.2(a)(ii)(4)	Employee Retention bonuses
Schedule 1.2(a)(ii)(5)	Net Closing Payment Calculation
Schedule 1.2(a)(iii)(1)	Inventory Purchases - Assumed Accounts Payable
Schedule 1.2(b)(i)	Celestial Products
Schedule 2.26(c)	Major Shareholders
Schedule 4.9(a)	Chinese Affected Employees
Schedule 4.9(b)	US Affected Employees
Schedule 6.5(l)	Agreements between IP Purchaser (or an affiliate thereof) and each of the Seller’s and Celestial China’s customers and vendors
Schedule 6.5(m)	Agreements between the Seller or Celestial China and each of the Seller’s or Celestial China distributors
Schedule 6.7(b)	Celestial China Engineers
Schedule 6.9(a)	Key Employees

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction involving: (a) the sale or other disposition of all or any material portion of the business or assets of the Seller or any Subsidiary (other than in the Ordinary Course of Business); (b) the issuance, sale or other disposition of (i) any equity interests in or share capital (as the case may be) or other securities of the Seller or any Subsidiary, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any equity interests in or capital stock (as the case may be) or other securities of the Seller or any Subsidiary, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any equity interests in or capital stock (as the case may be) or other securities of the Seller or any Subsidiary; or (c) any merger, division, consolidation, business combination, share exchange, reorganization or similar transaction involving the Seller or any Subsidiary.

Affiliate. “Affiliate” of a Person means is a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person, where “Control” or “Controlling” means a Person or Persons (each a “controller”) shall be taken to have Control of another Person (the “controlled Person”) if one or more of the controllers, whether by law or in fact has, or is entitled to acquire, the right or the power to secure whether directly or indirectly, that the Controlled Person’s affairs are conducted in accordance with the wishes of the controller and in particular, but without prejudice to the generality of the foregoing, if one or more of the controllers holds: (a) the greater part of the share capital of the Controlled Person or of the voting rights attaching to the Controlled Person’s shares; or (b) the power to control the composition of any board of directors or governing body of the Controlled Person. For the avoidance of doubt, the Seller and the Subsidiaries shall be deemed Affiliates of each other.

Agreement. “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

Best Efforts. “Best Efforts” shall mean the commercially reasonable efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

Breach. There shall be deemed to be a “Breach” of a representation, warranty, covenant, obligation or other provision if there is or has been (a) any inaccuracy in or breach (including any inadvertent or innocent breach) of, or any failure (including any inadvertent failure) to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (b) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term “Breach” shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

Business Days. “Business Days” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the Cayman Islands, California or the PRC are authorized or obligated by Legal Requirements or executive order to be closed.

Cavium China. “Cavium China” means Cavium Semiconductor Technology (Shanghai) Co., Ltd., a wholly foreign-owned enterprise and indirect subsidiary of IP Purchaser.

Celestial China. “Celestial China” means Celestial Semiconductor (Beijing) Co., Ltd. (芯晟（北京）科技有限公司), a joint venture company incorporated in the People’s Republic of China.

Celestial China Accounts Receivable. “Closing Accounts Receivable” shall mean all accounts receivable of Celestial China as of the Closing Date as calculated in accordance with US GAAP applied on a consistent basis with the Financial Statements.

Celestial China Asset Purchase Agreement. “Celestial China Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of the Closing Date, by and between Celestial China and Cavium China, in substantially the form of Exhibit R.

Celestial China Cash Balance. The “Celestial China Cash Balance” shall be equal to the sum of Celestial China’s cash and cash equivalents as of the Closing Date as calculated in accordance with US GAAP applied on a consistent basis with the Financial Statements.

Celestial China Employee. “Celestial China Employee” shall mean any employee of Celestial China as of the date of the Agreement.

Celestial Hong Kong. “Celestial Hong Kong” means Celestial Semiconductor (Hong Kong) Co., Limited (芯晟（香港）有限公司).

Celestial US. “Celestial US” means Celestial Semiconductor, Inc., a Delaware corporation.

Celestial US Employee. “Celestial US Employee” shall mean any employee of Celestial US as of the date of the Agreement.

Chinese Assets. “Chinese Assets” shall mean the assets designated as “Assets” in the Celestial China Asset Purchase Agreement.

Closing Cash Balance. The “Closing Cash Balance” shall be equal to the sum of the Seller Cash Balance and the Celestial China Cash Balance.

Code. “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

Comparable Entities. “Comparable Entities” shall mean Entities (other than the Seller) that are engaged in businesses similar to the business of the Seller.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract. “Contract” shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

Damages. “Damages” shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

Disclosure Schedule. “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchasers on behalf of the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

Encumbrance. “Encumbrance” shall mean any lien (including liens for Taxes), pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Excess Severance Obligation. “Excess Severance Obligation” shall mean any obligation of the Seller or any Subsidiary to pay any Affected Employee severance or other amount that would become payable in the event the Seller and its Subsidiaries terminated all of the Affected Employees on the Employee Transition Date in excess of $425,000, in the aggregate.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Excluded Assets. “Excluded Assets” shall mean the assets identified on EXHIBIT W (to the extent owned by the Seller on the Closing Date), including without limitation the Reserved IP.

Fundamental Representations. “Fundamental Representations” shall mean the representations and warranties of the Seller set forth in Sections 2.1, 2.3, 2.18 and 2.26 of the Agreement.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Hazardous Material. “Hazardous Material” shall include: (a) any petroleum, waste oil, crude oil, asbestos, urea formaldehyde or polychlorinated biphenyl; (b) any waste, gas or other substance or material that is explosive or radioactive; (c) any “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical” or “toxic chemical” as designated, listed or defined (whether expressly or by reference) in any statute, regulation or other Legal Requirement; (d) any other substance or material (regardless of physical form) or form of energy that is subject to any Legal Requirement which regulates or establishes standards of conduct in connection with, or which otherwise relates to, the protection of human health, plant life, animal life, natural resources, property or the enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, noise or form of energy; and (e) any compound, mixture, solution, product or other substance or material that contains any substance or material referred to in clause “(a)”, “(b)”, “(c)” or “(d)” above.

Indemnifiable Damages. “Indemnifiable Damages” means any Damages that are directly suffered or incurred by a Person entitled to indemnification under this Agreement or the Celestial China Asset Purchase Agreement or to which any such Person may otherwise become subject at any time (regardless of whether or not such Damages relate to any third-party claim) and that arise directly from or as a direct result of, or are directly connected with the matters set forth in Sections 9.2 and 9.3. For avoidance of doubt, a decrease in the price of IP Purchaser’s stock shall not be considered “Indemnifiable Damages” hereunder; provided, however, that the foregoing exclusion shall not be deemed to include the underlying Damages directly incurred by the Indemnitees as a result of a Breach that caused the decrease in the price of IP Purchaser’s stock. For purposes of Section 9.2(a)(xvii), (i) if any of the Specified Employees do not start working for IP Purchaser on the Employee Transition Date, then the Purchasers’ Indemnifiable damages shall be $2,000,000; (ii) for each Key Employee who fails to start working for Cavium China or IP Purchaser on the Employee Transition Date, the Purchasers’ Indemnifiable Damages shall be deemed to be $86,083; (iii) in the event the 85% threshold is not met as described in Section 9.2(a)(xvii), then the Indemnifiable Damages for such deficiency shall be equal to (1) the number of additional whole Affected Employees it would have taken to reach the 85% threshold multiplied by $28,694. For avoidance of doubt, if (i) the IP Purchaser or Cavium take any action that prevents an Affected Employee, Key Employee or Specified Employee from starting working, including without limitation termination or dismissal of such employee, or (ii) such Affected Employee, Key Employee or Specified Employee suffers a disability, illness or death that prevents them from reporting to work, then such Affected Employee, Key Employee or Specified Employee shall be deemed to have started work for purposes of this definition.

Indemnitees. “Indemnitees” shall mean the following Persons: (a) the Purchasers; (b) the Purchasers’ current and future Affiliates; (c) the respective Representatives of the Persons referred to in clauses “(a)” and “(b)” above; and (d) the respective successors and assigns of the Persons referred to in clauses “(a)”, “(b)” and “(c)” above; provided, however, that the shareholders of IP Purchaser shall not be deemed to be “Indemnitees”.

Intellectual Property. “Intellectual Property” shall mean and include all algorithms, application programming interfaces, apparatus, clinical data, chemical compositions or structures, circuit designs and assemblies, databases and data collections, diagrams, formulae, gate arrays, IP cores, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, net lists, photomasks, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form including source code and executable or object code), subroutines, test results, test vectors, user interfaces, techniques, URLs, web sites, works of authorship, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing such as instruction manuals, laboratory notebooks, prototypes, samples, studies, and summaries).

Intellectual Property Rights. “Intellectual Property Rights” shall mean and include all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patents and industrial property rights; (e) other proprietary rights in Intellectual Property of every kind and nature; and (f) all registrations, renewals, extensions, continuations, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.

Intercompany Agreements. “Intercompany Agreements” means (a) the following agreements between Seller and Celestial China: (i) Technology Development Agreement in relation to Enhanced Post-processing Module of High Definition Digital TV Chip dated September 10, 2010; (ii) Technology Development Agreement in relation to New Generation Broadband Access Plate Coaxial Cable Technology dated March 1, 2010; (iii) Technology Development Agreement in relation to MPEG2/H.264 High Definition Interactive Digital TV Chip Technology dated September 1, 2008; (iv) Technology Development Agreement in relation to Electronic Design Automation Technology dated September 1, 2005; (v) Technology Development Agreement in relation to Digital Audio Video Decoding and Encoding Technology dated September 15, 2004; and (vi) Contract Research and Development Agreement dated September 15, 2004; and (b) the following agreements between Seller and Celestial U.S.: (i)

Contract Research and Development Agreement between dated June 17, 2004 and (ii) Administrative Services Agreement dated June 17, 2004.

Legal Requirement. “Legal Requirement” shall mean any federal, state, provincial, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability. “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Licensed Method. “Licensed Method” shall mean means any method or process that, if used or performed by the IP Purchaser without the License, would infringe one or more claims of a Licensed Patent.

Licensed Patents. “Licensed Patents” shall mean (i) all patents and patent applications listed in Schedule 6.2(o)(ii), and (ii) all patents issuing or claiming priority from any of the patents and patent applications listed in Schedule 6.2(o)(ii) including continuations, continuations-in-part, divisional, reexaminations, reissues, and foreign counterparts.

Licensed Products. “Licensed Product” shall mean any product or component thereof that (i) if made, used, imported, or sold by IP Purchaser without the Patent License, would infringe one or more claims of a Licensed Patent or (ii) is manufactured using a Licensed Method or (iii) when used, performs a Licensed Method.

Material Adverse Effect. Any event, change, action, failure to act, liability, obligation, fact, circumstance, or any similar thing will be deemed to have a “Material Adverse Effect” if the effect thereof, individually or when aggregated with other effects, is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of a party, taken as a whole. Notwithstanding the foregoing, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (i) absent fraud, any failure by the Seller to meet internal projections or forecasts; (ii) any adverse effect to the extent attributable to the execution of this Agreement or the announcement or pendency or anticipated or actual consummation of the of the Transactions (including cancellations in customer orders, reduction in sales, disruption in relationships with suppliers, distributors, partners or similar relationships or loss of employees); (iiii) general economic, political or financial market conditions that adversely affect the parties hereto (other than effects of any such general economic, political or market conditions that adversely affect the parties hereto to a materially greater extent than their competitors in the industry), (iv) any adverse effect that results from (A) the Seller taking any action at the written request of Parent, or (B) the Seller taking any action required to take pursuant to the Transactional Agreements; or (v) any adverse effect that results from any act of God, any act or any other similar event outside of the control of the parties.

Open Source Code. “Open Source Code” shall mean any software code, including rtl and other hardware development languages, that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.

Order. “Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

Ordinary Course of Business. An action taken by or on behalf of the Seller shall not be deemed to have been taken in the “Ordinary Course of Business” unless:

(a) such action is recurring in nature, is consistent with the past practices of the Seller and is taken in the ordinary course of the normal day-to-day operations of the Seller;

(b) such action is taken in accordance with sound and prudent business practices;

(c) such action is not required to be authorized by the shareholders of the Seller, the board of directors of the Seller or any committee of the board of directors of the Seller and does not require any other separate or special authorization of any nature; and

(d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day-to-day operations of Comparable Entities.

Patent License. “Patent License” shall mean the license granted pursuant to the Patent License Agreement.

Permitted Encumbrances. “Permitted Encumbrances” shall mean any (i) Encumbrances for Taxes, assessments and other governmental charges or of landlords, liens of vendors, warehousemen, mechanics, and material men incurred in the Ordinary Course of Business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, (ii) Encumbrances incurred in the Ordinary Course of Business in connection with unemployment insurance and other types of social security and similar obligations, (iii) purchase money liens to the extent the indebtedness is an Assumed Liability, (iv) non-exclusive licenses granted by Seller or an Affiliate of Seller in connection with sales of Seller Products in the Ordinary Course of Business, and (v) Encumbrances in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Personal Data. “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security or national identification number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

PRC. “PRC” means mainland China, the province of Taiwan, and the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but, for purposes of this Agreement only, excluding Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Province of Taiwan.

PRC Laws. “PRC Laws” shall mean all applicable laws, regulations, statutes, rules, decrees, notices, and supreme court judicial interpretations currently in force and publicly available in the PRC as of the date of this Agreement.

PRC Liability. “PRC Liability” shall mean (a) any direct or indirect liability of the Cavium China, Cube China, the Seller, the Purchasers (or any affiliate of the Purchasers) resulting from non-compliance with Legal Requirements associated with the grant or issuance of equity incentives by the Seller or Cube China to Persons who are or were residents of the Peoples’ Republic of China (“Chinese Residents”), or the exercise of any stock options by any Chinese Resident and/or the subsequent sale or transfer of the shares of Seller Common Stock issued to any Chinese Resident; and (b) all Damages resulting from (i) any deficiencies in payroll-related social welfare contributions (including withholding deficiencies) required to be made under the Legal Requirements of the People’s Republic of China, including, but not limited to, contributions or payments for pension fund, unemployment insurance, work-related insurance, maternity insurance and housing fund, (ii) any deficiencies in income tax payments to any Governmental Body in the People’s Republic of China and information on Tax Returns (including withholding deficiencies) filed with any Governmental Body in the People’s Republic of China, and (iii) any other deficiencies in Tax payments, information on Tax Returns or payroll–related social welfare contributions, in each case, of any of the Seller or any Subsidiary in the People’s Republic of China; and (iv) all additional Tax liability owed by each Seller or Subsidiary Employee who is subject to taxation in the People’s Republic of China (a “Chinese Employee”) to any Governmental Body as a result of a Person other than the Chinese Employee paying any deficiency described in (b) (i)-(iii) above (as determined on an after-tax basis). For the avoidance of doubt, clause (b)(iv) is intended to be a full gross-up on 80% of such additional Tax liabilities.

PRC Purchase Price. “PRC Purchase Price” shall mean $227,625.

Pre-Closing Period. “Pre-Closing Period” shall mean the period from the date of the Agreement through the earlier of the termination of this Agreement or the Closing Date.

Proceeding. “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

Purchase Price. “Purchase Price” means, collectively, the payments made by the Purchasers as set forth in Section 1.2 of the Agreement.

Purchaser Average Stock Price. “Purchaser Average Stock Price” shall mean the average of the closing price of each Purchaser Share as reported on the Nasdaq Global Market (or any successor thereto) for the fifteen (15) trading days ending five (5) trading days prior to the Closing Date.

Purchaser Share. “Purchaser Share” shall mean the common stock of the IP Purchaser.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.

Related Party. Each of the following shall be deemed to be a “Related Party”: (a) each Person who is, or who has at any time been, an officer, director or shareholder of the Seller or any Subsidiary; (b) each member of the family of each of the Persons referred to in clause “(a)” above; and (c) any Entity (other than the Seller) in which any one of the Persons referred to in clauses “(a)” and “(b)” above holds or held (or in which more than one of such Persons collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Reserved IP. “Reserved IP” means the Seller IP set forth on EXHIBIT W.

SEC. “SEC” shall mean the United States Securities Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Seller Accounts Payable. “Seller Accounts Payable” shall mean all accounts payable of the Seller as of the Closing Date as calculated in accordance with US GAAP applied on a consistent basis with the Financial Statements.

Seller Accounts Receivable. “Closing Accounts Receivable” shall mean all accounts receivable of the Seller as of the Closing Date as calculated in accordance with US GAAP applied on a consistent basis with the Financial Statements.

Seller Affiliate. “Seller Affiliate” shall mean any Person under common control with the Seller within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

Seller Cash Balance. The Seller’s cash and cash equivalents (as consolidated with Celestial Hong Kong and Celestial US) as of the Closing Date as calculated in accordance with US GAAP applied on a consistent basis with the Financial Statements.

Seller Contract. “Seller Contract” shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

Seller Employee Plan. “Seller Employee Plan” shall mean any work rules, plan, program, policy, practice, Contract or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock, shares or stock or share-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, that is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Seller Affiliate for the benefit of any Seller Employee, or with respect to which the Seller or any Seller Affiliate has or may have any liability or obligation, except such definition shall not include any Seller Employee Agreement.

Seller IP. “Seller IP” shall mean (a) all Intellectual Property Rights in or pertaining to the Seller Products or methods or processes used to manufacture the Seller Products, and (b) all other Intellectual Property Rights owned by or exclusively licensed to the Seller or any Subsidiary, but excluding the Reserved IP.

Seller IP Contract. “Seller IP Contract” shall mean any Contract to which the Seller or any Subsidiary is a party or by which the Seller or a Subsidiary is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Seller IP or any Intellectual Property developed by, with, or for the Seller or any Subsidiary.

Seller Pension Plan. “Seller Pension Plan” shall mean the employee pension plan established and set aside by the Seller for any Seller Employees.

Seller Privacy Policy. “Seller Privacy Policy” shall mean each external or internal, past or present privacy policy of the Seller, including any policy relating to (i) the privacy of users of the Seller Products or of any Seller Website, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

Seller Product(s). “Seller Product(s)” shall mean any product or service designed, developed, offered, manufactured, marketed, distributed, provided, licensed, or sold at any time by the Seller or any Subsidiary.

Seller Records. “Seller Record(s)” shall mean all books, records, files and data of the Seller relating to or used in connection with the Assets (to the extent permitted by applicable law), to the extent that such books, records, files and data do not contain confidential information of the Seller that are not related to the Assets and in which case, the Seller shall store the information related to the Assets in a separate file and provide the same to the Purchasers.

Seller Web Site. “Seller Web Site” shall mean any public or private website owned, maintained, or operated at any time by or on behalf of the Seller or any Subsidiary.

Specified Employees. “Specified Employees” shall mean the Affected Employees listed on Schedule 4.9(c).

Subsidiary. “Subsidiary” means any of Celestial China, Celestial US and Celestial Hong Kong.

Tax. “Tax” shall mean any tax (including any income tax, goods and services tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Trademark License. “Trademark License” shall mean the license granted pursuant to the Trademark License Agreement.

Transactional Agreements. “Transactional Agreements” shall mean: (a) the Agreement; (b) the Celestial China Asset Purchase Agreement; (c) the Closing Certificate; (d) the Non-Competition Agreement; (e) the Celestial China Closing Certificate; (f) the Assumption Agreement; (g) the Shareholders Agreement; (h) the VLL Letter; (i) the Transition Services Agreement; (j) the Indemnification Agreement; (k) the Patent Assignment; (l) the Trademark License Agreement; (m) the Patent License Agreement; (n) Bill of Sale; (o) Equipment Transfer Agreement (as defined in the Celestial China Asset Purchase Agreement); and (o) the Mutual Termination and Transfer Agreements.

Transactions. “Transactions” shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchasers in accordance with the Agreement; (ii) the assumption of the Assumed Liabilities by the Purchasers pursuant to the Assumption Agreement; (iii) the sale of the assets by Celestial China to Cavium China in accordance with the Celestial China Asset Purchase Agreement; (iv) license of the Reserved IP, and (v) the performance by the Seller, Celestial China, Cavium China and the Purchasers of their respective obligations under the Transactional Agreements, and the exercise by the Seller, Celestial China, Cavium China and the Purchasers of their respective rights under the Transactional Agreements.

US GAAP. “US GAAP” shall mean generally accepted accounting principles in the United States.

User Data. “User Data” shall mean any Personal Data or other data or information collected by or on behalf of the Seller from users of the Seller Products or of any Seller Website.

EXHIBIT L

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT

BY AND BETWEEN

CAVIUM NETWORKS, INC.

AND

certain

SHAREHOLDERS

of

CELESTIAL SEMICONDUCTOR, LTD.

Dated as of             , 2011

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of             , 2011, by and between CAVIUM NETWORKS, INC. (“Acquiror” or the “Company”), and certain Shareholders of CELESTIAL SEMICONDUCTOR, LTD. (“Target”) listed on Schedule A hereto who receive shares of common stock (“Common Stock”) of Acquiror pursuant to the Purchase Agreement, as defined below (each a “Shareholder” and collectively the “Shareholders”).

WHEREAS, Acquiror and Target have entered into the Asset Purchase Agreement dated as of January 31, 2011, 2011 by and among Acquiror, Cavium Networks Singapore Pte. Ltd., and Celestial Semiconductor, Ltd. (the “Purchase Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Acquiror has agreed to purchase substantially all of the assets of Target for the aggregate consideration set forth therein, which consideration includes shares of Common Stock of Acquiror (the “Shares”);

WHEREAS, pursuant to the Purchase Agreement, each of the Shareholders shall, following the Effective Time (as defined below), receive that number of Shares as set forth opposite such Shareholder’s name on Schedule A hereto, which shall be updated as of the Closing (as defined in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, execution of this Agreement is a condition to the obligations of the parties to consummate the transactions contemplated by the Purchase Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional shares of Common Stock of the Company issued to the Shareholders pursuant to a stock split, stock dividend or other distribution with respect to, or in exchange or in replacement of, the Shares.

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly (other than avoidance of its obligations hereunder), such as (but not limited to) a potential material acquisition, divestiture of assets or other material corporate transaction and the disclosure of such information would reasonable be expected to have a materially adverse effect on the Company.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control”, as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in San Francisco, California.

“Closing” shall have the meaning assigned to such term in the Purchase Agreement.

“Effective Date” means the date that the Shelf Registration Statement has been declared effective by the SEC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Filing Deadline” means the date no later than 30 days after the Closing.

“Holder” (collectively, “Holders”) means any Shareholder and any transferee permitted under Section 2.1 of Registrable Securities, in each case, to the extent holding Registrable Securities.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Prospectus” means the prospectus included in any Shelf Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

“register,” “registered” and “registration” refer to a registration effected by filing with the SEC a Registration Statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registrable Securities” means (i) Shares held by the Shareholders and (ii) any Additional Shares; provided, however, that Shares or Additional Shares shall cease to be treated as Registrable Securities if (a) a registration statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding or (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule).

“Rule 144” means Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Shelf Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities. References to the Shelf Registration Statement shall include any Prospectus.

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“Transfer means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise), any Shares.

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1. General Transfer Restrictions. The right of the Shareholders to transfer any Shares held by it is subject to the restrictions set forth in this Article II.

(a) Each Shareholder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Shareholder covenants that the Shares will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state and foreign securities laws. In connection with any Transfer of the Shares other than pursuant to an effective registration statement, to the Company or pursuant to Rule 144 or 144A (or any similar provision then in force), the Company may require the Shareholder to provide to the Company an opinion of counsel selected by the Shareholder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any legal opinion, except to the extent that the transfer agent requests such legal opinion, any Transfer of Restricted Shares by a Shareholder to an Affiliate of such Shareholder or to any general or limited partner of such Shareholder.

(b) Each Shareholder agrees to the imprinting, so long as is required by this Section 2.1, of the following legend on any certificate evidencing any of the Restricted Shares:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to an effective registration statement (including the Shelf Registration Statement) covering the resale of the Restricted Shares, (ii) following any sale of such Shares pursuant to Rule 144 or Rule 144A (or any similar provision then in force) or if the Shares are transferrable by a person who is not an Affiliate of the applicable Shareholder pursuant to Rule 144 or Rule 144A (or any similar provision then in force) without any volume or manner of sale restrictions thereunder, in each case if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Shares were sold under Rule 144 or Rule 144A or (iii) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the

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Securities Act (including controlling judicial interpretations and pronouncements issued by the staff of the SEC). Whenever such restrictions shall cease and terminate as to any Shares, the holder of such securities shall be entitled to receive from the Company upon a written request in writing, without expense, new securities of like tenor not bearing the legend set forth herein.

ARTICLE III

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders the registration rights set forth in this Article III, with respect to the Registrable Securities owned by such Holders:

Section 3.1. Shelf Registration

(a) The Company shall file under the Securities Act as soon as reasonably practicable, but no later than the Filing Deadline, a Shelf Registration Statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all, but not less than all, of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the SEC (such filing, the “Shelf Registration”). The Company agrees to use commercially reasonable best efforts to cause the Shelf Registration Statement to become or be declared effective by the SEC as soon as reasonably practicable. The Company agrees to use commercially reasonable best efforts to keep such Shelf Registration Statement effective until the earlier of (i) the date on which each Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act) and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule) and (ii) the date on which there are no Registrable Securities. By 9:30 a.m. New York time on the second Business Day following the Effective Date of the Shelf Registration Statement or the post effective amendment, as applicable, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Shelf Registration Statement. In no event shall the Company be required to file, and maintain effectiveness of more than one Shelf Registration Statement at any one time.

(b) Suspension of Filing or Registration. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than 30 days (or such longer period as the Holders holding a majority of the Registrable Securities shall consent to in writing) within which to delay the filing or effectiveness of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by Holders holding a majority of the Registrable Securities, the Company shall not be permitted to exercise a Shelf Suspension more than twice during any 12-month period and there must be at least 60 days between each permitted Shelf Suspension. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders upon the termination of any Shelf Suspension, and (i) in the case the Shelf Registration Statement has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its commercially reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (ii) in the case Shelf Registration

4

Statement has become effective, shall amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission prior to the expiration of the Shelf Suspension and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of the Registrable Securities then outstanding.

(c) The Company shall use commercially reasonable best efforts to take all actions reasonably necessary to ensure that the transactions contemplated herein are effected as so contemplated in Section 3.1(a) hereof, and to submit to the SEC, within two Business Days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness (or post effective amendment, if applicable) of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request.

(d) Any reference herein to a registration statement or prospectus as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time. Any reference to a prospectus as of any time shall include any supplement thereto, preliminary prospectus, or any free writing prospectus in respect thereof.

(e) In connection with the filing of the Shelf Registration Statement, the Company shall:

(i) prepare and file with the SEC within the time periods specified in Section 3.1(a), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the Holders thereof in accordance with (except if otherwise required pursuant to written comments received from the SEC upon a review of such Shelf Registration Statement) the “Plan of Distribution” section attached hereto as Exhibit A and use reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable;

(ii) as soon as reasonably practicable prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement (including without limitation, any required post effective amendments) and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 3.1(a) hereof and as may be required by the applicable rules and regulations of the SEC and the instructions applicable to the form of such Shelf Registration Statement;

(iii) include in the Shelf Registration Statement the “Selling Securityholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A.

(iv) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the methods of disposition as described in Exhibit A by the Holders provided for in such Shelf Registration Statement;

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(v) provide the Holders and, if any, single legal counsel designated by the Holders of a majority of the Registrable Securities then outstanding (“Legal Counsel”) a reasonable opportunity to participate in the preparation of such Shelf Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto (but not including any documents incorporated by reference), in each case subject to customary confidentiality restrictions, and give reasonable consideration to any comments Legal Counsel provides with respect to any Shelf Registration Statement or amendment or supplement thereto. The Company shall furnish to Legal Counsel copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Shelf Registration Statement;

(vi) keep the Shelf Registration Statement current and continuously effective pursuant to Rule 415 at all times until the date set forth in Section 3.1(a). The Shelf Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading;

(vii) promptly notify the Holders (A) when the Shelf Registration Statement or the Prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the SEC with respect thereto or any request by the SEC for amendments or supplements to such Shelf Registration Statement or prospectus or for additional information (the Company shall respond to such comments and requests from the SEC as promptly as reasonably possible), (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose (in the cases of (C) and (D), the Company shall obtain the withdrawal of such stop order or suspension at the earliest practicable time) or (E) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (the Company shall use its commercially reasonable efforts to promptly prepare a supplement or amendment to the Shelf Registration Statement to conform to such requirements or to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the selling Holders as the selling Holders may reasonably request); and

(viii) in the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Holders, including a Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available.

(f) In connection with the Shelf Registration Statement, each Holder agrees to furnish to the Company a duly completed Selling Securityholder Questionnaire substantially in the form of Exhibit B hereto no later than [        ] and the Company agrees to mail each Holder the Selling Securityholder Questionnaire no later than [                ]. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Shelf Registration Statement or use the

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prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Securityholder Questionnaire. Each Holder acknowledges and agrees that the information in the Selling Securityholder Questionnaire will be used by the Company in the preparation of the Shelf Registration Statement and hereby consents to the inclusion of such information in the Shelf Registration Statement. Each Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company contained in a Selling Securityholder Questionnaire or of the occurrence of any event in either case that could cause the prospectus to contain an untrue statement of a material fact regarding such Holder or its intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to each Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. If any Holder fails to provide to the Company any information required to be provided pursuant to this Section 3 after such Holder became aware of the inaccuracy, omission or required change, the Company may suspend the use of the Shelf Registration Statement and the prospectus contained therein until such time as such Holder provides the required information to the Company.

Section 3.2. Expenses of Registration. All expenses incurred in connection with all registrations effected pursuant to Section 3.1, including all registration, SEC, stock exchange, filing and qualification fees (including state securities law fees and expenses), printing expenses, messenger and delivery expenses, escrow fees, accounting fees, fees and disbursements of counsel for and independent public accountants of the Company, and fees and expenses of all Persons retained by the Company shall be paid by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters’ discounts or selling commissions relating to sales of Registrable Securities.

Section 3.3. Obligations of the Company. Whenever required under this Article III to effect the registration of any Registrable Securities, the Company shall (in addition to the requirements set forth in Section 3.1(e) with respect to the Shelf Registration Statement), as expeditiously as reasonably possible:

(a) use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(b) use its reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Shelf Registration Statement and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such Holder or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 3.1(a), as applicable; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

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(c) notify the Holders of any pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Registrable Securities.

(d) comply with all requirements of NASDAQ with regard to the issuance of the Shares and use its reasonable efforts to list the Registrable Securities covered by the Shelf Registration Statement with NASDAQ or any securities exchange on which the Common Stock is then listed;

(e) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement from and after a date not later than the effective date of the Shelf Registration Statement;

Section 3.4. Indemnification.

(a) The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities, each of such Holder’s officers, directors, employees, partners and agents, each Person controlling such Holder, and the officers, directors, employees, partners and agents of each Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Shelf Registration Statement, notification, or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (B) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, or (C) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed that the Company will undertake such registration or qualification on behalf of the Holders of such Registrable Securities including pursuant to Section 3.3(a) (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder and each such director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company any Holder for use therein (including, without limitation, information included on any Holder’s Selling Securityholder Questionnaire).

(b) Each Holder will, and if Registrable Securities held by or issuable to such Holder are included in such registration, qualification or compliance pursuant to this Article III, does hereby undertake to indemnify and hold harmless the Company, each of its directors, employees, agents and officers, and each Person controlling the Company and its directors, employees, agents and officers, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Shelf Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such

8

other Holder, and each such director, officer, employee, agent, partner and controlling Person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Shelf Registration Statement, prospectus, offering circular or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein (including, without limitation, information included on such Holder’s Selling Securityholder Questionnaire); provided, however, that the liability of each Holder hereunder shall be limited to the net proceeds received by such Holder from the sale of securities under such Shelf Registration Statement.

(c) Each party entitled to indemnification under this Section 3.4 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if (i) representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or (ii) the Indemnifying Party shall have failed to promptly assume the defense of such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement unless such settlement includes an unconditional release of such Indemnified Party from all liabilities on claims that are the subject matter of such claim or litigation.

(d) In order to provide for just and equitable contribution in case indemnification is unavailable to an Indemnified Party (by reason of legal prohibition or otherwise), the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of any amount the public offering price of all securities offered by it pursuant to such Shelf Registration Statement, and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained herein are in addition to any liability that the Indemnifying Party may have to the Indemnified Parties and shall

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remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of the Registrable Securities.

Section 3.5. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article III.

Section 3.6. Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause the Company to register the Registrable Securities, and the other rights set forth in this Article III, may be assigned or otherwise conveyed by any Shareholder to any transferee of the Registrable Securities if the transfer was permitted under Article II.

Section 3.7. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act; and

(b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act;

(c) as long as any Holder owns any Registrable Securities, furnish in writing upon such Holder’s written request a written statement by the Company that it has timely filed all reports as contemplated by the reporting requirements of Rule 144 and of the Securities Act and Exchange Act.

ARTICLE IV

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 4.1. Further Assurances. From time to time, at the reasonable request of any other party hereto and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.2. Shareholders’ Representations. Each of the Shareholders listed on Exhibit C1 hereby represents and warrants to the Company the representations and warranties set forth in Exhibit C2. Each of the Shareholders listed on Exhibit D1 hereby represents and warrants to the Company the representations and warranties set forth in Exhibit D2.

ARTICLE V

MISCELLANEOUS

Section 5.1. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior

10

understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 5.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach or threatened breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 5.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

Section 5.4. Amendment and Waiver.

(a) This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and Holders holding a majority of the Registrable Securities.

(b) Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 5.5. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 5.6. Termination. This Agreement shall terminate on the date when there no longer remaining any Registrable Securities or upon the dissolution of liquidation of the Company.

Section 5.7. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (Pacific Time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a business day or later than 6:30 p.m. (Pacific Time) on any business day, (c) the business day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

Section 5.8. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

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Section 5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 5.10. Venue, Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN SANTA CLARA COUNTY, CALIFORNIA FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE ANY OF THE PARTIES HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY HEREUNDER, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND SUCH PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[The remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COMPANY:

Cavium Networks, Inc.

By:

Print Name:

Print Title:

Address for Notice:

Cavium Networks, Inc.

Attn: Syed Ali

805 East Middlefield Road

Mountain View, CA 94043 USA

Facsimile No.: (650) 625-9751

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

SHAREHOLDER:

Name:

By:

Name:
Title:

Address:

Telephone No.:

Facsimile No.:

Email Address:

List of Omitted Exhibits and Schedules

to that certain

Form of Shareholders Agreement

by and between

Cavium Networks, Inc.

and certain shareholders of

Celestial Semiconductor, Ltd.

Pursuant to Item 601(b)(2) of Regulation S-K, Cavium Networks, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule or appendix identified below to the Securities and Exchange Commission upon request.

OMITTED EXHIBITS

Exhibit B	Selling Securityholder Notice and Questionnaire
Exhibit C1	Shareholders (Reg. D Exemption)
Exhibit D1	Shareholder (Reg. S Exemption)

OMITTED SCHEDULES

Schedule A	Shareholders

Exhibit A

Plan of Distribution

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit A is attached.

We are registering the shares of common stock issued to the selling Shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling Shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling Shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the common stock or interests therein, the selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling Shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the Commission.

The selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling Shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling Shareholders may be entitled to contribution. We may be indemnified by the selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling Shareholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling Shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

The selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling Shareholders.

We agreed to use our commercially reasonable best efforts keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling Shareholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares of Common Stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling Shareholders or any other person. We will make copies of this prospectus available to the selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Exhibit C2

Representations

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit C2 is attached.

The Shareholder understands that the Shares have not been registered under the Securities Act. The Shareholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Shareholder’s representations contained in the Agreement, including this Exhibit C2. The Shareholder hereby represents and warrants as follows:

1.	The Shareholder Bears Economic Risk. The Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Shareholder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Shareholder understands that there is no assurance that the Shares would be registered pursuant to the Agreement or that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

2.	Acquisition for Own Account. The Shareholder is acquiring the Shares for The Shareholder’s own account for investment only, and not with a view towards their distribution.

3.	The Shareholder Can Protect Its Interest. The Shareholder represents that by reason of its, or of its management’s, business or financial experience, the Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in the Purchase Agreement and the Agreement. Further, the Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Purchase Agreement.

4.	Accredited Investor. The Shareholder represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

5.	Acquiror Information. The Shareholder has received and read the Financial Statements and public filings of the Acquiror and has had an opportunity to discuss the Acquiror’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

6.

Rule 144. The Shareholder acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations. The Shareholder understands that (a)

hedging transactions involving Shares may not be conducted unless done in compliance with the Act; (b) Acquiror is under no obligation to file a registration statement with respect to the Shares to be issued to the Shareholder, other than as set forth in the Agreement; and (iii) the issuance of the Shares has not been approved or reviewed by the SEC or by any other Governmental Body.

7.	Residence. If The Shareholder is an individual, then the Shareholder resides in the state or province identified in the address of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of the Agreement; if the Shareholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Shareholder in which its investment decision was made is located at the address or addresses of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of this Agreement.

8.	Foreign Investors. If The Shareholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Purchase Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and the Shareholder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

9.	Transfer Restrictions. Each Shareholder acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Agreement.

10.	Ownership. Immediately following the consummation of the transactions contemplated by the Purchase Agreement: (a) the number of Shares set forth next to the Shareholder’s name on Schedule A to the Agreement are the only outstanding shares of the capital stock of the Company beneficially owned by the Shareholder; (b) the Shareholder will have the sole power to vote all of the Shares at any meeting of the stockholders of the Company and the sole power to act by written consent with respect to the Shares in lieu of any such meeting; (c) the Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

11.	Due Authority; Binding Agreement. The Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under the Agreement and under each other agreement, document or instrument referred to in or contemplated by the Purchase Agreement to which the Shareholder is or is to become a party or by which the Shareholder is otherwise bound, including the Escrow Agreement (each such other agreement, document or instrument being referred to herein as an “Other Applicable Document”). The Agreement, and each Other Applicable Document (a) has been (or will when executed by the Shareholder be) duly and validly executed by the Shareholder to the extent the Shareholder is a party to such agreement or document, and (b) constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equitable principles.

12.	No Violation. Neither the execution, delivery or performance of the Agreement or of any Other Applicable Agreement executed by the Shareholder, nor the consummation of the transactions contemplated by the Purchase Agreement or by any Other Applicable Document, will directly or indirectly: (a) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder or any of the Shares is bound or affected; or (b) result in a violation of any Legal Requirement or order to which the Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Shareholder in connection with the execution, delivery or performance of the Agreement or of any Other Applicable Document.

Exhibit D2

Representations

Capitalized terms used herein and not otherwise defined shall have the meaning attached to such terms in the Agreement to which Exhibit D2 is attached.

The Shareholder understands that the Shares have not been registered under the Securities Act. The Shareholder also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Shareholder’s representations contained in the Agreement, including this Exhibit D2. The Shareholder hereby represents and warrants as follows:

1.	The Shareholder Bears Economic Risk. The Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Shareholder must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Shareholder understands that there is no assurance that the Shares would be registered pursuant to the Agreement or that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Shareholder to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times the Shareholder might propose.

2.	Acquisition for Own Account. The Shareholder is acquiring the Shares for The Shareholder’s own account for investment only, and not with a view towards their distribution.

3.	The Shareholder Can Protect Its Interest. The Shareholder represents that by reason of its, or of its management’s, business or financial experience, the Shareholder has the capacity to protect its own interests in connection with the transactions contemplated in the Agreement. Further, the Shareholder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

4.	Acquiror Information. The Shareholder has received and read the Financial Statements and public filings of the Acquiror and has had an opportunity to discuss the Acquiror’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Shareholder has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

5.	Residence. If The Shareholder is an individual, then the Shareholder resides in the state or province identified in the address of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of the Agreement; if the Shareholder is a partnership, corporation, limited liability company or other entity, then the office or offices of the Shareholder in which its investment decision was made is located at the address or addresses of the Shareholder set forth on the Questionnaire delivered by the Shareholder concurrently with the execution of this Agreement.

6.

Foreign Investors. If The Shareholder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Shareholder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of the Agreement, including

(a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any government or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company’s offer and sale and the Shareholder’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Shareholder’s jurisdiction.

7.	Transfer Restrictions. Each Shareholder acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Agreement.

8.	Ownership. Immediately following the consummation of the transactions contemplated by the Purchase Agreement: (a) the number of Shares set forth next to the Shareholder’s name on Schedule A to the Agreement are the only outstanding shares of the capital stock of the Company beneficially owned by the Shareholder; (b) the Shareholder will have the sole power to vote all of the Shares at any meeting of the stockholders of the Company and the sole power to act by written consent with respect to the Shares in lieu of any such meeting; and (c) the Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares.

9.	Due Authority; Binding Agreement. The Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his obligations under the Agreement, and under each other agreement, document or instrument referred to in or contemplated by the Purchase Agreement to which the Shareholder is or is to become a party or by which the Shareholder is otherwise bound, including the Escrow Agreement (each such other agreement, document or instrument being referred to herein as an “Other Applicable Document”). The Agreement, and each Other Applicable Document (a) has been (or will when executed by the Shareholder be) duly and validly executed by the Shareholder to the extent the Shareholder is a party to such agreement or document, and (b) constitutes a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to general equitable principles.

10.	No Violation. Neither the execution, delivery or performance of the Agreement or of any Other Applicable Agreement executed by the Shareholder, nor the consummation of the transactions contemplated by any Other Applicable Document, will directly or indirectly: (a) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder or any of the Shares is bound or affected; or (b) result in a violation of any Legal Requirement or order to which the Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Shareholder in connection with the execution, delivery or performance of the Agreement or of any Other Applicable Document.

11.

Rule 144. The Shareholder understands that (a) the Shares being issued to the Shareholder in the Purchase are not being registered under the Act, but rather is being issued pursuant to an exemption from registration set forth in Regulation S under the Act; (b) such Shares will be “restricted securities” within the meaning of Regulation S and Rule 144 under the Act and may not be offered or sold within the United States or to or for the account or benefit of a U.S. Person as defined in Rule 902 of Regulation S (a “U.S. Person”) unless such offer or sale is registered under the Act or an exemption from registration is available; (c) hedging transactions involving Shares may not be conducted unless done in compliance with the Act; (d) Acquiror’s reliance on such exemption is predicated on the Shareholder’s representations set forth herein; (e) Acquiror is under no obligation to file a registration statement with respect to the Shares to be issued to the Shareholder, other than as set forth in the Agreement; (f) the provisions of Rule 144 under the Act will permit resale of the Shares to be issued to the Shareholder in the United States only under limited circumstances, and such Shares must be held by the Shareholder for at least one year before it can be resold pursuant to Rule 144 and then may be resold only in accordance with the requirements of the Rule; and (g) the issuance of such Shares has not been approved or reviewed by the SEC or by any other Governmental Body.

12.	General. The Shareholder: (a) is not a U.S. Person; (b) is not acquiring any Shares for the account or benefit of any U.S. Person; and (c) is not a “distributor” of securities (as defined in Regulation S) nor a dealer in securities.